                                                            Exhibit No. 99.17(e)

                                    [GRAPHIC]

                                                        The MONTGOMERY Funds(SM)
                                                            Invest wisely.(R)
                                            Prospectus enclosed October 31, 2002

DEAR INVESTOR:                                                           [PHOTO]
--------------------------------------------------------------------------------

Invest wisely.(R) That's the philosophy at the heart of everything we do. Our goal at MONTGOMERY is not only to invest your money wisely, but also to help you become a more informed and confident investor.

To that end, we're pleased to provide you with our latest prospectus in which you'll find specific information on the investment goals, strategies, risks and portfolio management teams of each of our Funds.

We appreciate your interest in The Montgomery Funds and your desire to invest wisely. If you have questions please contact us at (800) 572-FUND [3863], visit our Web site at www.montgomeryfunds.com or contact a financial advisor.

Sincerely,


/s/ F. Scott Tuck
----------------------------
F. Scott Tuck
Chief Executive Officer

             [ P.S. OUR PROSPECTUSES ARE ALSO AVAILABLE FOR DELIVERY
                     ELECTRONICALLY. CALL NOW FOR DETAILS.]

                         [LOGO] The Montgomery Funds(SM)
                                Invest wisely.(R)

This brochure includes a prospectus that describes in detail the objectives, investment policies, risks, sales charges, fees and other important information about The Montgomery Funds. Please read the prospectus carefully before you invest or send money.

                         [ NOT PART OF THE PROSPECTUS ]

The Montgomery Funds(SM) Prospectus October 31, 2002 (Class R Shares)

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Montgomery Alternative Fund

Montgomery Global Long-Short Fund | MNGLX (closed to new investments) .....    2

Montgomery U.S. Equity Funds

Montgomery Growth Fund | MNGFX ............................................    5

Montgomery Mid Cap Fund | MNMCX ...........................................    7

Montgomery Mid Cap Focus Fund | MNMDX .....................................    9

Montgomery Small Cap Fund | MNSCX .........................................   12

Montgomery U.S. Focus Fund | MNUSX ........................................   15

Montgomery International and Global Equity Funds

Montgomery International Growth Fund | MNIGX ..............................   17

Montgomery Global Opportunities Fund | MNGOX ..............................   20

Montgomery Global Focus Fund | MNSFX ......................................   22

Montgomery Global Tech, Telecom and Media Fund | MNGCX ....................   24

Montgomery Emerging Markets Fund | MNEMX ..................................   27

Montgomery Emerging Markets Focus Fund | MNEFX ............................   30

Montgomery Fixed-Income and Money Market Funds

Montgomery Total Return Bond Fund | MNTRX .................................   33

Montgomery Short Duration Government Bond Fund | MNSGX ....................   35

Montgomery Government Money Market Fund | MNGXX ...........................   37

Additional Discussion of Principal Strategies and Related Risks ...........   39

Management of the Funds ...................................................   42

Buying, Selling and Exchanging Shares .....................................   48

Other Account Information .................................................   51

After You Invest ..........................................................   57

Financial Highlights ......................................................   58

The Montgomery Funds have registered each mutual fund offered in this prospectus with the U.S. Securities and Exchange Commission (SEC). That registration does not imply, however, that the SEC endorses the Funds.

The SEC has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus describes only the Funds' Class R shares. The Montgomery Funds offer other classes of shares with different fees and expenses to eligible investors.

MONTGOMERY GLOBAL LONG-SHORT FUND | MNGLX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

                     PORTFOLIO MANAGEMENT . Chetan Joglekar

                           [closed to new investments]

This Fund is closed to new investments. At a meeting on September 30, 2002, shareholders voted to approve changes to the name, management, benchmark and investment process of the Montgomery Global Long-Short Fund. These changes were originally slated to take place on or about November 1, 2002, however the implementation schedule has been delayed. Shareholders will receive 30 days' notice prior to the new effective date of the following changes:

..    Name change to Montgomery Partners Long-Short Equity Plus Fund

..    Narrowing of investment universe from global to U. S. only

..    New benchmark (S&P 500 Index)

..    New investment process combining positions in S&P 500 Index instruments such as index swaps and futures with a primarily market-neutral exposure in individual long and short positions in U.S. equity securities

Below is a discussion of the current principal strategy of the Fund.

Principal Strategy

Under normal conditions, the Fund invests at least 80% of its net assets in long and short positions in equity securities in the United States and abroad.

Using fundamental analysis, the portfolio manager buys stocks "long" that he believes will perform better than their peers, and sells stocks "short" that he believes will underperform their peers. With a long position, the Fund purchases a stock outright; with a short position the Fund sells a security that it has borrowed. Short positions may be used to partially hedge long positions or to garner returns from insights made from the portfolio manager's company research. The Fund will realize a profit or incur a loss from a short position depending on whether the value of the underlying stock decreases or increases, respectively, between the time it is sold and when the Fund replaces the borrowed security. Because of the Fund's capital appreciation objective, the portfolio manager typically maintains a net long exposure, rather than taking positions designed to leave the Fund market-neutral. In an effort to enhance returns, the portfolio manager may also leverage the Fund's portfolio by engaging in margin borrowing or using options and financial futures contracts.

The Fund may participate in initial public offerings (IPOs). The Fund's assets may be allocated strategically among countries and market sectors to take advantage of market trends.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a sudden decline in a holding's share price or an overall decline in the stock market. Additionally, the Fund uses investment approaches that may present substantially higher risks and greater volatility than with most mutual funds. The Fund seeks to increase return by using margin, leverage, short sales and other forms of volatile financial derivatives such as options and futures. The Fund is not appropriate for conservative investors.

Short sales are speculative investments that will cause the Fund to lose money if the value of a security does not go down as the portfolio manager expects. In addition, the use of borrowing and short sales may cause the Fund to have higher expenses (especially interest and dividend expenses) than those of other equity mutual funds.

To the extent the Fund participates in IPOs, it is exposed to the risks generally associated with investing in companies that have little operating history as public companies. In addition, the market for IPOs has been volatile, and share prices of certain newly public companies have fluctuated significantly over short periods of time. The Fund's access to IPOs on a continuing basis cannot be guaranteed, and the Fund may at times dispose of shares of such offerings shortly after their acquisition. The Fund also invests in companies that have not yet "gone public," and these investments create additional risks, such as illiquidity based on legal restrictions and less publicly available information.

By investing in foreign stocks, the Fund carries further risks such as regulatory, political and currency risk. Moreover, the Fund may invest up to 30% of its total assets in emerging markets, which are far more volatile than the U.S. market.

See "Additional Discussion of Principal Strategies and Related Risks" on page
40.

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                   [BAR CHART]

Global Long-Short Fund
----------------------

 1998    1999      2000     2001
53.39%  135.07%  -24.33%  -21.98%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                                                HIGHEST             LOWEST
                                           ----------------    ----------------
Global Long-Short Fund                     (Q4 1999) +60.33%   (Q4 2000) -22.85%

The table below compares the Fund's performance with commonly-used indices for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)
--------------------------------------------------------------------------------

                                                                                    SINCE FUND INCEPTION
Global Long-Short Fund                                                     1 YEAR       (12/31/97)
----------------------                                                     ------   --------------------
Return Before Taxes ....................................................   -21.98%        20.78%
Return After Taxes on Distributions/1/ .................................   -21.98%        15.46%
Return After Taxes on Distributions and Sale of Fund Shares/1/ .........   -13.38%        15.72%

Comparative Returns (Reflects no deduction for fees, expenses or taxes.)
MSCI All-Country World Free Index/2/ ...................................   -15.91%         2.86%
50% Salomon Smith Barney Three-Month U.S. Treasury
   Bill - 50% MSCI All-Country World Free Index/2/ .....................    -6.02%         4.29%

More Recent Performance                                                       1/1/02 - 9/30/02
Global Long-Short Fund .................................................          -18.78%

MONTGOMERY GLOBAL LONG-SHORT FUND CONT'D
--------------------------------------------------------------------------------

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See pages 47-48 for a description of these indices. The Fund was formerly compared solely with the MSCI All-Country World Free Index. The 50% Salomon Smith Barney Three-Month U.S. Treasury Bill-50% MSCI All-Country World Free Index is a blended index designed to measure the performance of a global portfolio with long and short holdings. The blended index better represents the Fund's performance in correlation with the market and the types of securities in which the Fund may invest. These indices do not incur expenses and cannot be purchased directly by investors.

Fees and Expenses

Shareholder Fees (fees paid directly
from your investment)
Redemption Fee/1/                                                          2.00%

Annual Fund Operating Expenses
(expenses deducted from Fund assets)
Management Fee                                                             1.50%
Distribution/Service (12b-1) Fee                                           0.00%
Other Expenses                                                             1.22%
Shareholder Servicing Fee                                                  0.25%
Total Annual Fund Operating Expenses                                       2.97%
Fee Reduction and/or Expense Reimbursement                                 0.53%
Net Expenses/2/                                                            2.44%

--------------------------------------------------------------------------------

Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

YEAR 1   YEAR 3   YEAR 5   YEAR 10
 $247     $869    $1,516    $3,252

--------------------------------------------------------------------------------

/1/ Deducted from the net proceeds of shares redeemed (or exchanged) within three months after purchase. This fee is retained by the Fund. $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 2.35%. This contract has a one-year term extendable for an additional year at the end of each fiscal year.

MONTGOMERY GROWTH FUND | MNGLX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

                       PORTFOLIO MANAGEMENT . Andrew Pratt

Principal Strategy

Invests in U.S. growth companies.

Under normal conditions, the Fund invests primarily in the stocks of U.S. companies with a total stock market value (market capitalization) of at least $1 billion at the time of purchase.

The Fund's strategy is to identify well-managed U.S. companies that are expected to increase their sales and corporate earnings on a sustained basis. The Fund leverages the strength of Montgomery's primary research capabilities. We evaluate investment opportunities extensively favoring companies that have a visible three-year growth plan, are reasonably valued relative to their peers, and demonstrate evidence of business momentum as a catalyst for growth and share-price appreciation. The Fund seeks to be fully invested and well diversified with high-quality holdings across a broad range of sectors.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a sudden decline in a holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies.

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                   [BAR CHART]

Growth Fund
-----------

 1994    1995    1996    1997   1998    1999    2000     2001
-----   -----   -----   -----   ----   -----   ------   ------
20.91%  23.65%  20.20%  24.16%  2.10%  20.56%  -10.57%  -19.74%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)
                                                HIGHEST            LOWEST
                                           ----------------    ----------------
Growth Fund                                (Q4 1998) +16.95%   (Q3 1998) -19.30%

MONTGOMERY GROWTH FUND CONT'D
--------------------------------------------------------------------------------

The table below compares the Fund's performance with commonly-used indices for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)
--------------------------------------------------------------------------------

                                                                                  SINCE FUND INCEPTION
Growth Fund                                            1 YEAR        5 YEAR            (9/30/93)
-----------                                            ------   ---------------   --------------------
Return Before Taxes ................................   -19.74%         1.87%            10.80%
Return After Taxes on Distributions/1/ .............   -22.40%        -1.14%             7.72%
Return After Taxes on Distributions and Sale
   of Fund Shares/1/................................   -11.30%         1.17%             8.33%
Comparative Returns (Reflects no deduction for fees,
   expenses or taxes.)
S&P 500 Index/2/....................................   -11.88%        10.70%            13.84%
Russell 1000 Growth Index/2/ .......................   -20.42%         8.27%            12.68%
MORE RECENT PERFORMANCE ............................            1/1/02 -9/30/02
Growth Fund ........................................                 -31.28%

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See pages 47-48 for a description of these indices. The Fund was formerly compared with the S&P 500 Index. This change was effected because the Russell 1000 Growth Index better represents the types of securities in which the Fund may invest. The S&P 500 Index is designed to measure the performance of 500 industrial, utility, transportation and financial companies of the U.S. markets with large capitalizations. The Russell 1000 Growth Index includes those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. The Russell 1000 Growth Index is an appropriate comparison to the Fund because of the Fund's large capitalization, growth-oriented strategy. The indices do not incur expenses and cannot be purchased directly by investors.

Fees and Expenses

Shareholder Fees (fees paid directly
from your investment)
Redemption Fee/1/                                                          2.00%

Annual Fund Operating Expenses
(expenses deducted from Fund assets)
Management Fee                                                             1.00%
Distribution/Service (12b-1) Fee                                           0.00%
Other Expenses                                                             0.55%
Total Annual Fund Operating Expenses                                       1.55%
Fee Reduction and/or Expense Reimbursement                                 0.05%
Net Expenses/2/                                                            1.50%

--------------------------------------------------------------------------------

Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

YEAR 1   YEAR 3   YEAR 5   YEAR 10
------   ------   ------   -------
 $153     $485     $840     $1,841

--------------------------------------------------------------------------------

/1/ Deducted from the net proceeds of shares redeemed (or exchanged) within three months after purchase. This fee is retained by the Fund. $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.50%. This contract has a one-year term renewable at the end of each fiscal year.

MONTGOMERY MID CAP FUND | MNGLX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

         PORTFOLIO MANAGEMENT . Jerome "Cam" Philpott and Stuart Roberts

Principal Strategy

Invests in U.S. mid-cap companies.

Under normal conditions, the Fund invests at least 80% of its net assets in the stocks of U.S. mid-cap companies. Generally, such companies will have a total stock market value (market capitalization) profile consistent with the Russell Midcap Index. (This index had a weighted average market capitalization of $4.95 billion and a median market capitalization of $2.53 billion on June 30,2002.)

The Fund's portfolio managers follow a growth strategy to invest in mid-cap companies that have the potential to:

..    Gain market share within their industries

..    Deliver consistently high profits to shareholders

..    Increase their corporate earnings each quarter

..    Provide solutions for current or impending problems in their respective industries or in society overall

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a sudden decline in a holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies.

The Fund's focus on mid-cap stocks may expose shareholders to additional risks. Securities of mid-cap companies may trade less frequently and in more-limited volume than those of larger, more mature companies. As a result, mid-cap stocks-and therefore the Fund-may fluctuate significantly more in value than do larger-cap stocks and funds that focus on them.

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                   [BAR CHART]

Mid Cap Fund
------------

 1995    1996    1997   1998    1999    2000    2001
-----   -----   -----   ----   -----   -----   -----
28.66%  19.12%  27.05%  7.94%  18.83%  14.60%  -23.94%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)
                                                HIGHEST             LOWEST
                                           ----------------    ----------------
Mid Cap Fund                               (Q4 1999) +32.68%   (Q3 2001) -21.96%

MONTGOMERY MID CAP FUND CONT'D
--------------------------------------------------------------------------------

The table below compares the Fund's performance with commonly-used indices for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)
--------------------------------------------------------------------------------

                                                                                                       SINCE FUND INCEPTION
Mid Cap Fund                                                               1 YEAR        5 YEAR            (12/30/94)
------------                                                               ------   ----------------   --------------------
Return Before Taxes ....................................................   -23.94%         7.27%              11.74%
Return After Taxes on Distributions/1/ .................................   -25.63%         3.71%               8.65%
Return After Taxes on Distributions and Sale of Fund Shares/1/ .........   -13.34%         5.63%               9.40%
Comparative Returns (Reflects no deduction for fees, expenses or taxes.)
Russell Midcap Growth Index/2/ .........................................   -20.15%         9.02%              13.48%
Russell 2000 Index/2/ ..................................................     2.49%         7.52%              11.56%
More Recent Performance ................................................            1/1/02 - 9/30/02
Mid Cap Fund ...........................................................                 -28.81%

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See pages 47-48 for a description of these indices. The Fund was formerly compared with the Russell 2000 Index. This change was effected because the Russell Mid-cap Growth Index better represents the types of securities in which the Fund may invest. The Fund's strategy is to invest in mid-cap companies with growth characterstics. The Russell Midcap growth index measures the performance of those Russell mid-cap companies (the 800 smallest companies in the Russell 1000 index) with higher price-to-book ratios and higher forcasted gowth values. The indices do not expenses and cannot be purchased directly by investors.

Fees and Expenses

Shareholder Fees (fees paid directly
from your investment)
Redemption Fee/1/                                                          2.00%

Annual Fund Operating Expenses
(expenses deducted from Fund assets)
Management Fee                                                             1.40%
Distribution/Service (12b-1) Fee                                           0.00%
Other Expenses                                                             1.70%
Total Annual Fund Operating Expenses                                       3.10%
Fee Reduction and/or Expense Reimbursement                                 1.60%
Net Expenses/2/                                                            1.50%

--------------------------------------------------------------------------------

Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

YEAR 1   YEAR 3   YEAR 5   YEAR 10
------   ------   ------   -------
 $153     $485    $1,486   $3,299

--------------------------------------------------------------------------------

/1/ Deducted from the net proceeds of shares redeemed (or exchanged) within three months after purchase. This fee is retained by the Fund. $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.50%. This contract has a one-year term renewable at the end of each fiscal year.

MONTGOMERY MID CAP FOCUS FUND | MNMDX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

        PORTFOLIO MANAGEMENT . Jerome "Cam" Philpott and Charles I. Reed

Principal Strategy

Invests in a concentrated portfolio of U.S. mid-cap companies.

Under normal conditions, the Fund concentrates its investments in 20 to 40 U.S. companies whose total stock market value (market capitalization) profile is consistent with the Russell Midcap Index. (This index had a weighted average market capitalization of $4.95 billion and a median market capitalization of $2.53 billion on June 30, 2002.) The Fund normally invests at least 80% of its net assets in mid-cap companies.

The Fund's portfolio managers follow a growth strategy to invest in mid-cap companies that have the potential to:

..    Gain market share within their industries

..    Deliver consistently high profits to shareholders

..    Increase their corporate earnings each quarter

..    Provide solutions for current or impending problems in their respective industries or in society overall

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a sudden decline in a holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies. Because the Fund is a non-diversified mutual fund that typically invests in 20 to 40 companies, the value of an investment in the Fund will vary more in response to developments or changes in the market value affecting particular stocks than will an investment in a diversified mutual fund investing in a greater number of securities.

The Fund's focus on mid-cap stocks may expose shareholders to additional risks. Securities of mid-cap companies may trade less frequently and in more-limited volume than those of larger, more mature companies. As a result, mid-cap stocks-and therefore the Fund-may fluctuate significantly more in value than do larger-cap stocks and funds that focus on them.

MONTGOMERY MID CAP FOCUS FUND CONT'D
--------------------------------------------------------------------------------

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                   [BAR CHART]

Mid Cap Focus Fund
------------------

  2001
-------
-11.29%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)
                                                  HIGHEST            LOWEST
                                            -----------------  ----------------
Mid Cap
Focus Fund                                  (Q4 2001)  +19.34% (Q3 2001) -23.36%

The table below compares the Fund's performance with commonly-used indices for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)
--------------------------------------------------------------------------------

                                                                   SINCE FUND
                                                                   INCEPTION
Mid Cap Focus Fund                                        1 YEAR   (10/31/00)
                                                          ------   ----------
Return Before Taxes ...................................   -11.29%   -17.66%
Return After Taxes on Distributions/1/ ................   -11.41%   -17.84%
Return After Taxes on Distributions and Sale of Fund
Shares/1/ .............................................    -6.88%   -14.16%
Comparative Returns (Reflects no deduction for fees,
   expenses or taxes.)
Russell Midcap Growth Index/2/ ........................   -20.15%   -30.16%
S&P Mid Cap 400 Index/2/ ..............................    -0.60%    -0.92%

More Recent Performance                                     1/1/02 - 9/30/02
Mid Cap Focus Fund ....................................        -23.23%

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See pages 47-48 for a description of these indices. The Fund was formerly compared with the S&P Mid Cap 400 Index. This change was effected because the Russell Midcap Growth Index represents a broader group of companies in which the Fund may invest. The Fund's strategy is to invest in mid-cap companies with growth characteristics. The Russell Midcap Growth Index measures the performance of those Russell mid-cap companies (the 800 smallest companies in the Russell 1000 Index) with higher price-to-book ratios and higher forecasted growth values. The indices do not incur expenses and cannot be purchased directly by investors.

Fees and Expenses

Shareholder Fees (fees paid directly
from your investment)
Redemption Fee/1/                                                          2.00%

Annual Fund Operating Expenses
(expenses deducted from Fund assets)
Management Fee                                                             1.00%
Distribution/Service (12b-1) Fee                                           0.00%
Other Expenses                                                             7.45%
Total Annual Fund Operating Expenses                                       8.45%
Fee Reduction and/or Expense
   Reimbursement                                                           7.05%
Net Expenses/2/                                                            1.40%

--------------------------------------------------------------------------------

Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

YEAR 1   YEAR 3   YEAR 5   YEAR 10
------   ------   ------   -------
 $143    $1,833   $3,410    $6,899

--------------------------------------------------------------------------------

/1/ Deducted from the net proceeds of shares redeemed (or exchanged) within three months after purchase. This fee is retained by the Fund. $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.40%. This contract has a one-year term renewable at the end of each fiscal year.

MONTGOMERY SMALL CAP FUND | MNSCX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

PORTFOLIO MANAGEMENT . Jerome "Cam" Philpott, and Charles I. Reed and Stuart Roberts

Principal Strategy

Invests in rapidly growing U.S. small-cap companies.

Under normal conditions, the Fund invests at least 80% of its net assets in the stocks of U.S. companies, each having a total stock market value (market capitalization) of less than $2 billion at the time of purchase.

The Fund's portfolio managers follow a stock selection philosophy known as growth at a reasonable price (GARP). GARP stock selection focuses on identifying and investing in growth companies that are at an early or transitional stage of their development, before their potential is discovered by the market. The portfolio managers look for companies that they believe can thrive even in adverse economic conditions. Specifically, they search for companies that they think have the potential to:

..    Gain market share within their industries

..    Deliver consistently high profits to shareholders

..    Increase their corporate earnings each quarter

..    Provide solutions for current or impending problems in their respective industries or in society overall

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a sudden decline in a holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies.

The Fund's focus on small-cap stocks may expose shareholders to additional risks. Smaller companies typically have more-limited product lines, markets and financial resources than do larger companies, and their securities may trade less frequently and in more-limited volume than those of larger, more mature companies. As a result, small-cap stocks-and therefore the Fund-may fluctuate significantly more in value than do larger-cap stocks and funds that focus on them.

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

Small Cap Fund
--------------

1992   1993     1994    1995    1996    1997    1998    1999    2000     2001
----   -----   -----   -----   -----   -----   -----   -----   ------   ------
9.59%  24.31%  -9.96%  35.12%  18.69%  23.86%  -7.93%  55.81%  -25.14%  -12.65%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                                                  HIGHEST            LOWEST
                                             ---------------   ----------------
Small Cap
   Fund                                      (Q4 1998)+47.31%  (Q3 1998) -32.37%

The table below compares the Fund's performance with commonly-used indices for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)
--------------------------------------------------------------------------------

Small Cap Fund                               1 YEAR        5 YEAR        10 YEAR
                                             ------   ----------------   -------
Return Before Taxes ......................   -12.65%         3.05%        8.62%
Return After Taxes on Distributions/1/ ...   -12.83%         0.11%        9.49%
Return After Taxes on Distributions
   and Sale of Fund Shares/1/ ............    -7.58%         2.30%        9.96%

Comparative Returns (Reflects no
   deduction for fees, expenses or taxes.)
Russell 2000 Growth Index/2/ .............    -9.23%         2.87%        7.19%
Russell 2000 Index/2/ ....................     2.49%         7.52%        11.51%

MORE RECENT PERFORMANCE                               1/1/02 - 9/30/02
Small Cap Fund ...........................                 -30.86%

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See pages 47-48 for a description of these indices. The Fund was formerly compared with the Russell 2000 Index. This change was effected because the Russell 2000 Growth Index better represents the types of securities in which the Fund may invest. The Russell 2000 Index is designed to measure the performance of a broad-based group of small capitalization stocks. The Russell 2000 Index includes both growth and value stocks. The Russell 2000 Growth Index is designed to measure the performance of small capitalization companies that are growing at a greater than average rate. The investment objective of the Small Cap Fund is to identify rapidly growing small company stocks. The Fund's focus on identifying growth companies makes the Russell 2000 Growth Index a more representative measure of performance than the broader-based Russell 2000 Index. The indices do not incur expenses and cannot be purchased directly by investors.

MONTOGOMERY SMALL CAP FUND CONT'D
--------------------------------------------------------------------------------

Fees and Expenses

Shareholder Fees (fees paid directly
from your investment)
Redemption Fee/1/                                                          2.00%

Annual Fund Operating Expenses
   (expenses deducted from Fund assets)
Management Fee                                                             1.00%
Distribution/Service (12b-1) Fee                                           0.00%
Other Expenses                                                             0.51%
Total Annual Fund Operating Expenses                                       1.51%
Fee Reduction and/or Expense
   Reimbursement                                                           0.11%
Net Expenses/2/                                                            1.40%

--------------------------------------------------------------------------------

Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

YEAR 1   YEAR 3   YEAR 5   YEAR 10
------   ------   ------   -------
 $143     $466     $813     $1,792

--------------------------------------------------------------------------------

/1/ Deducted from the net proceeds of shares redeemed (or exchanged) within three months after purchase. This fee is retained by the Fund. $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses Rule12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.40%. This contract has a one-year term renewable at the end of each fiscal year.

MONTGOMERY U.S. FOCUS FUND | MNUSX
--------------------------------------------------------------------------------
Objective . Long-term capital appreciation

                       PORTFOLIO MANAGEMENT . Andrew Pratt

Principal Strategy

Invests in a concentrated portfolio of U.S. growth companies.

The Fund normally invests at least 80% of its net assets by concentrating its investments in 20 to 40 companies, each having a total stock market value (market capitalization) of at least $1 billion at the time of purchase.

The Fund's strategy is to identify well-managed U.S. companies that are expected to increase their sales and corporate earnings on a sustained basis. The Fund leverages the strength of Montgomery's primary research capabilities. We evaluate investment opportunities extensively, favoring companies that have a visible three-year growth plan, are reasonably valued relative to their peers, and demonstrate evidence of business momentum as a catalyst for growth and share-price appreciation.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly if there is a sudden decline in holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies. Because the Fund is a non-diversified mutual fund that typically invests in 20 to 40 companies, the value of an investment in the Fund will vary more in response to developments or changes in the market value affecting particular stocks than will an investment in a diversified mutual fund investing in a greater number of securities.

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                   [BAR CHART]

U.S. Focus Fund
---------------

 2000    2001
-----   ------
-3.12%  -25.32%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                                                 HIGHEST           LOWEST
                                            ----------------   -----------------
U.S. Focus
Fund                                        (Q1 2000) +24.90%  (Q1 2001) -23.06%

MONTOGOMERY U.S. FOCUS FUND CONT'D
--------------------------------------------------------------------------------

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December31, 2001.

Average Annual Total Returns (for the periods ended December31, 2001)
--------------------------------------------------------------------------------

                                                                SINCE FUND
                                                                 INCEPTION
U.S. Focus Fund                                        1 YEAR   (12/31/99)
                                                       ------   ----------
Return Before Taxes ................................   -25.32%     -14.93%
Return After Taxes on Distributions1 ...............   -25.32%     -15.66%
Return After Taxes on Distributions and Sale of Fund
Shares/1/ ..........................................   -15.42%     -12.00%

Comparative Returns (Reflects no deduction for fees,
   expenses or taxes.)
S&P500 Index/2/ ....................................   -11.88%     -10.50%

More Recent Performance                                  1/1/02 - 9/30/02
U.S. Focus Fund ....................................        -34.78%

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See page 48for a description of this index. The index does not incur and cannot be purchased directly by investors.

Fees and Expenses

Shareholder Fees (fees paid
   directly from your investment)
Redemption Fee/1/                                                          2.00%

Annual Fund Operating Expenses
   (expenses deducted from Fund
   assets)
Management Fee                                                             1.00%
Distribution/Service (12b-1) Fee                                           0.00%
Other Expenses                                                            18.93%
Total Annual Fund Operating                                               19.93%
Expenses
Fee Reduction and/or Expense
   Reimbursement                                                          18.52%
Net Expenses/2/                                                            1.41%

--------------------------------------------------------------------------------

Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

YEAR 1   YEAR 3   YEAR 5   YEAR 10
------   ------   ------   -------
 $144    $3,679   $6,238    $9,954

--------------------------------------------------------------------------------

/1/ Deducted from the net proceeds of shares redeemed (or exchanged) within three months after purchase. This fee is retained by the Fund. $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.40%. This contract has a one-year term renewable at the end of each fiscal year.

MONTGOMERY INTERNATIONAL GROWTH FUND | MNUSX
--------------------------------------------------------------------------------

Objective . Long-term capital appreciation

                       PORTFOLIO MANAGEMENT . Oscar Castro

Principal Strategy

Invests in medium- and large-cap companies based in developed markets outside the United States.

Under normal conditions, the Fund invests primarily in the common stocks of companies based outside the United States, each having a total stock market value (market capitalization) that exceeds $1 billion at the time of purchase. The Fund currently concentrates its investments in the stock markets of western Europe, particularly France, Germany, Italy, the Netherlands and the United Kingdom, as well as developed markets in Asia, such as Japan and Hong Kong. The Fund typically invests in at least three countries outside the United States, with no more than 40% of its assets in any one country.

The portfolio manager seeks well-managed companies that he believes will be able to increase their sales and corporate earnings on a sustained basis. From these potential investments, the manager favors companies that he considers to be under- or reasonably valued relative to their long-term prospects. The portfolio manager favors companies that he believes have a competitive advantage, offer innovative products or services and may profit from such trends as deregulation and privatization. On a strategic basis, the Fund's assets may be allocated among countries in an attempt to take advantage of market trends. The portfolio manager and analysts frequently travel to the countries in which the Fund invests or may invest to gain firsthand insight into the economic, political and social trends that affect investments in those countries.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a sudden decline in a holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies. The Fund's focus on mid-cap stocks may expose shareholders to additional risks. Securities of mid-cap companies may trade less frequently and in more-limited volume than those of larger, more mature companies. As a result, mid-cap stocks-and therefore the Fund-may fluctuate significantly more in value than do larger-cap stocks and funds that focus on them.

By investing primarily in foreign stocks, the Fund may expose shareholders to additional risks. Foreign stock markets tend to be more volatile than the U.S. market due to economic and political instability and regulatory conditions in some countries. In addition, most of the securities in which the Fund invests are denominated in foreign currencies, whose values may decline against the U.S. dollar.

MONTOGOMERY U.S. FOCUS FUND CONT'D
--------------------------------------------------------------------------------

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

International Growth Fund
-------------------------

 1996    1997    1998    1999     2000     2001
-----   -----   -----   -----   ------   ------
20.96%  10.15%  28.69%  26.25%  -25.42%  -31.82%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)
                                                 HIGHEST            LOWEST
                                            ----------------   -----------------
International
Growth Fund                                 (Q4 1999) +29.34%  (Q1 2001) -21.75%

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December31, 2001.

Average Annual Total Returns (for the periods ended December31, 2001)
--------------------------------------------------------------------------------

                                                                        SINCE FUND
                                                                         INCEPTION
International Growth Fund                    1 YEAR        5 YEAR        (7/3/95)
                                             ------    --------------   ----------
Return Before Taxes ......................   -31.82%        -1.87%         3.19%
Return After Taxes on Distributions1 .....   -31.82%        -3.07%         1.52%
Return After Taxes on Distributions
   and Sale of Fund Shares/1/ ............   -19.38%        -1.69%         2.08%
Comparative Returns (Reflects no
   deduction for fees, expenses or taxes.)
MSCI EAFE Index/2/ .......................   -21.21%         1.17%         3.15%
MORE RECENT PERFORMANCE                                1/1/02-9/30/02
International Growth Fund ................                 -24.14%

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See page 47 for a description of this index. The index does not incur expenses and cannot be purchased directly by investors.

Fees and Expenses

Shareholder Fees (fees paid directly
   from your investment)
Redemption Fee/1/                                                          2.00%

Annual Fund Operating Expenses
   (expenses deducted from Fund assets)
Management Fee                                                             1.10%
Distribution/Service (12b-1) Fee                                           0.00%
Other Expenses                                                             2.35%
Total Annual Fund Operating Expenses                                       3.45%
Fee Reduction and/or
   Expense Reimbursement                                                   1.80%
Net Expenses/2/                                                            1.65%

--------------------------------------------------------------------------------

Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

YEAR 1   YEAR 3   YEAR 5   YEAR 10
------   ------   ------   -------
 $168     $892    $1,639    $3,610

--------------------------------------------------------------------------------

/1/ Deducted from the net proceeds of shares redeemed (or exchanged) within three months after purchase. This fee is retained by the Fund. $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses Rule12b-1 fees, expenses incurred in connection with any merger or extraordinary expenses such as litigation) to 1.65%. This contract has a one-year term renewable at the end of each fiscal year.

MONTGOMERY GLOBAL OPPORTUNITIES FUND | MNGOX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

                       PORTFOLIO MANAGEMENT . Oscar Castro

Principal Strategy

Invests in companies of any size in the United States and abroad.

Under normal conditions, the Fund invests primarily in the stocks of companies of any size throughout the world. The portfolio manager typically invests most of the Fund's assets in the United States and in the developed stock markets of western Europe and Asia, particularly France, Germany, Italy, Japan, the Netherlands and the United Kingdom. The Fund invests in at least three different countries, one of which may be the United States. With the exception of the United States, no country may represent more than 40% of its assets.

The portfolio manager seeks well-managed companies that he believes will be able to increase their sales and corporate earnings on a sustained basis. From these potential investments, the manager favors companies he considers to be under- or reasonably valued relative to their long-term prospects. The portfolio manager favors companies that he believes have a competitive advantage, offer innovative products or services and may profit from such trends as deregulation and privatization. On a strategic basis, the Fund's assets may be allocated among countries in an attempt to take advantage of market trends. The portfolio manager and analysts frequently travel to the countries in which the Fund invests or may invest to gain firsthand insight into the economic, political and social trends that may affect investments in those countries.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a sudden decline in a holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies.

By investing in foreign stocks, the Fund exposes shareholders to additional risks. Foreign stock markets tend to be more volatile than the U.S. market due to economic and political instability and regulatory conditions in some countries. In addition, most of the securities in which the Fund invests are denominated in foreign currencies, whose value may decline against the U.S. dollar.

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

Global Opportunities Fund

                                     [CHART]

                                   [BAR CHART]

     1994     1995     1996     1997     1998     1999      2000      2001
    -----    -----    -----    -----    -----    -----    ------    ------
    -8.55%   17.26%   20.18%   11.05%   32.76%   57.53%   -29.77%   -33.31%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)
                                                HIGHEST              LOWEST
                                           ----------------    ----------------
Global Opportunities
   Fund                                    (Q4 1999) +40.46%   (Q1 2001) -22.81%

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)
--------------------------------------------------------------------------------

                                                                         SINCE FUND
                                                                         INCEPTION
Global Opportunities Fund                    1 YEAR        5 YEAR        (9/30/93)
-------------------------                    ------   ----------------   ----------
Return Before Taxes                          -33.31%         1.70%          6.34%
Return After Taxes on Distributions/1/       -33.31%        -1.03%          4.22%
Return After Taxes on Distributions and
   Sale of Fund Shares/1/                    -20.29%         0.99%          4.83%

Comparative Returns (Reflects no deduction
   for fees, expenses or taxes.)
MSCI World Index/2/                          -16.52%         5.74%          8.52%

More Recent Performance                               1/1/02 - 9/30/02
Global Opportunities Fund                                  -32.62%

Notes:
/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See page 47 for a description of this index. The index does not incur expenses and cannot be purchased directly by investors.

Fees and Expenses

Shareholder Fees (fees paid directly from your investment)
Redemption Fee/1/                                            2.00%

Annual Fund Operating Expenses
(expenses deducted from Fund assets)
Management Fee                                               1.25%
Distribution/Service (12b-1) Fee                             0.00%
Other Expenses                                               1.30%
Total Annual Fund Operating Expenses                         2.55%
Fee Reduction and/or Expense Reimbursement                   0.63%
Net Expenses/2/                                              1.92%

/1/ Deducted from the net proceeds of shares redeemed (or exchanged) within three months after purchase. This fee is retained by the Fund. $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses Rule 12b-1 fees, expenses incurred in connection with any other merger or reorganization or extraordinary expenses such as litigation) to 1.90%. This contract has a one-year term renewable at the end of each fiscal year.

--------------------------------------------------------------------------------
Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

                       YEAR 1   YEAR 3   YEAR 5   YEAR 10
                       ------   ------   ------   -------
                        $195     $734    $1,299    $2,836
--------------------------------------------------------------------------------

MONTGOMERY GLOBAL FOCUS FUND | MNSFX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

                       PORTFOLIO MANAGEMENT . Oscar Castro

Principal Strategy

Invests in a concentrated portfolio of companies in the U.S. and abroad.

Currently, under normal conditions, the Fund invests at least 80% of its net assets by concentrating its investments in the stocks of 20 to 40 companies. In identifying investment opportunities, the Fund may select companies in the United States or in developed foreign and emerging markets. The Fund will limit its investment in any one country to no more than 40% of its assets, or no more than two times the country's percentage weighting in the MSCI World Index, whichever is greater. (The MSCI World Index is described on page 47.) The Fund's investments in U.S. companies, however, are not subject to these limits.

The portfolio manager seeks well-managed companies of any size that he believes will be able to increase their corporate sales and earnings on a sustained basis. From these potential investments, the portfolio manager favors companies that he considers under- or reasonably valued relative to their long-term prospects. The portfolio manager also favors companies that he believes have a competitive advantage, offer innovative products or services and may profit from such trends as deregulation and privatization. The portfolio manager and analysts frequently travel to the countries in which the Fund invests or may invest to gain firsthand insight into the economic, political and social trends affecting investments in those countries.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a sudden decline in a holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies. Because the Fund is a non-diversified mutual fund that typically invests in 20 to 40 companies, the value of an investment in the Fund will vary more in response to developments or changes in the market value affecting particular stocks than will an investment in a diversified mutual fund investing in a greater number of securities.

Because the Fund may invest up to 30% of its assets in any one developing country, it may be exposed to additional risks. Foreign and emerging stock markets tend to be more volatile than the U.S. market due to economic and political instability and regulatory conditions. This risk is heightened in emerging markets, because of their relative economic and political immaturity and, in many instances, their dependence on only a few industries. They tend to be less liquid and more volatile and offer less regulatory protection for investors. Many of the securities in which the Fund invests are denominated in foreign currencies, whose value may decline against the U.S. dollar.

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

Global Focus Fund

                                     [CHART]

                                   [BAR CHART]

               1996     1997    1998     1999     2000      2001
              -----    -----    ----    -----    ------    ------
              20.46%   29.27%   9.40%   45.29%   -25.23%   -37.46%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)
                                                HIGHEST              LOWEST
                                           ----------------    ----------------
Global
Focus Fund                                 (Q4 1999) +30.49%   (Q3 2001) -25.39%

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)
--------------------------------------------------------------------------------

                                                                         SINCE FUND
                                                                         INCEPTION
Global Focus Fund                            1 YEAR        5 YEAR        (10/2/95)
-----------------                            ------   ----------------   ----------
Return Before Taxes                          -37.46%        -0.80%          4.79%
Return After Taxes on Distributions/1/       -37.46%        -3.86%          1.92%
Return After Taxes on Distributions and
Sale of Fund Shares1                         -22.81%        -0.84%          3.60%
Comparative Returns (Reflects no deduction
   for fees, expenses or taxes.)
MSCI World Index/2/                          -16.52%         5.74%          7.59%
More Recent Performance                               1/1/02 - 9/30/02
International Growth Fund                                  -35.20%

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See page 47 for a description of this index. The index does not incur expenses and cannot be purchased directly by investors.

Fees and Expenses

Shareholder Fees (fees paid directly from your investment)
Redemption Fee/1/                                                          2.00%
Annual Fund Operating Expenses
(expenses deducted from Fund assets)
Management Fee                                                             1.25%
Distribution/Service (12b-1) Fee                                           0.00%
Other Expenses                                                             1.04%
Total Annual Fund Operating Expenses                                       2.29%
Fee Reduction and/or Expense Reimbursement                                 0.48%
Net Expenses/2/                                                            1.81%

/1/ Deducted from the net proceeds of shares redeemed (or exchanged) within three months after purchase. This fee is retained by the Fund. $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.80%. This contract has a one-year term renewable at the end of each fiscal year.

--------------------------------------------------------------------------------
Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

                       YEAR 1   YEAR 3   YEAR 5   YEAR 10
                       ------   ------   ------   -------
                        $184     $669    $1,182    $2,589
--------------------------------------------------------------------------------

MONTGOMERY GLOBAL TECH, TELECOM AND
MEDIA FUND (FORMERLY GLOBAL COMMUNICATIONS FUND) | MNGCX

--------------------------------------------------------------------------------

Objective . Long-term capital appreciation

            PORTFOLIO MANAGEMENT . Oscar Castro and Stephen Parlett

Principal Strategy

Invests in companies involved in the technology, telecommunications and media industries in the United States and abroad.

Under normal conditions, the Fund invests at least 80% of its net assets in the stocks of companies of any size worldwide that are involved in technology, telecommunications, media, broadcasting, publishing, computer systems and the Internet, among other industries. The Fund typically invests in at least three countries, which may include the United States, with no more than 40% of its assets in any one country other than the United States.

The Fund's portfolio managers seek well-managed technology, telecommunications and media companies that they believe will be able to increase their sales and corporate earnings on a sustained basis. From these potential investments, the portfolio managers favor companies that they consider to be under- or reasonably valued relative to their long-term prospects and favor companies that they believe have a competitive advantage, offer innovative products or services and may profit from such trends as digitalization of communication technologies and services. On a strategic basis, the Fund's assets may be allocated among countries in an attempt to take advantage of market trends. The portfolio managers and analysts may travel to the countries in which the Fund invests or may invest to analyze sector trends that affect investments in those countries.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a sudden decline in a holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies.

Because the Fund concentrates its investments in the technology, telecommunications and media industries, its share value may be more volatile than that of more-diversified funds. The Fund's share value will reflect trends in these industries, which may be subject to greater changes in governmental policies and regulation than are many other industries. In addition, foreign stock markets tend to be more volatile than the U.S. market due to greater economic and political instability in some countries. Furthermore, most of the securities in which the Fund invests are denominated in foreign currencies, whose value may decline against the U.S. dollar.

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                   [Bar Chart]

Global Tech, Telecom and Media Fund

 1994     1995   1996    1997    1998   1999     2000     2001
------   -----   ----   -----   -----  ------   ------   ------
-13.41%  16.88%  8.02%  15.83%  54.97% 104.02%  -39.12%  -39.37%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                           HIGHEST             LOWEST
                       ----------------   ----------------
Global Tech, Telecom
   and Media Fund      (Q4 1999) +62.44%  (Q3 2001) -29.07%

The table below compares the Fund's performance with commonly-used indices for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)

                                                                      SINCE FUND
                                                                      INCEPTION
Global Tech, Telecom and Media Fund       1 YEAR        5 YEAR         (6/1/93)
-----------------------------------       ------   ----------------   ----------
Return Before Taxes                       -39.37%         6.22%         8.36%
Return After Taxes on Distributions/1/    -39.37%         1.66%         5.45%
Return After Taxes on Distributions and
   Sale of Fund Shares/1/                 -23.98%         4.89%         6.84%

Comparative Returns (Reflects no
   deduction for fees, expenses
   or taxes.)
MSCI World Index/2/                       -16.52%         5.74%         8.67%
MSCI World Telecom Index/2/               -26.17%         2.58%         4.74%

More Recent Performance                            1/1/02 - 9/30/02
Global Tech, Telecom and Media Fund                     -41.16%

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See pages 47 for a description of these indices. The indices do not incur expenses and cannot be purchased directly by investors.

MONTGOMERY GLOBAL TECH, TELECOM AND MEDIA FUND CONT'D
--------------------------------------------------------------------------------

Fees and Expenses

Shareholder Fees (fees paid directly from
   your investment)
Redemption Fee/1/                                       2.00%
Annual Fund Operating Expenses (expenses
   deducted from Fund assets)
Management Fee                                          1.25%
Distribution/Service (12b-1) Fee                        0.00%
Other Expenses                                          0.69%
Total Annual Fund Operating Expenses                    1.94%
Fee Reduction and/or Expense Reimbursement              0.04%
Net Expenses/2/                                         1.90%

/1/ Deducted from the net proceeds of shares redeemed (or exchanged) within three months after purchase. This fee is retained by the Fund. $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.90%. This contract has a one-year term renewable at the end of each fiscal year.

Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

YEAR 1   YEAR 3   YEAR 5   YEAR 10
------   ------   ------   -------
 $193     $605    $1,043    $2,261

MONTGOMERY EMERGING MARKETS FUND | MNEMX

--------------------------------------------------------------------------------

Objective . Long-term capital appreciation

               PORTFOLIO MANAGEMENT . Josephine Jimenez and Frank Chiang

Principal Strategy

Invests in companies based or operating primarily in developing economies throughout the world. Under normal conditions, the Fund invests at least 80% of its net assets in the stocks of companies of any size, based in the world's developing economies. The Fund typically maintains investments in at least six countries, with no more than 35% of its assets in any one country, which may include:

..    Latin America: Argentina, Brazil, Chile, Colombia, Costa Rica, Jamaica,
     Mexico, Peru, Trinidad and Tobago, Uruguay and Venezuela

..    Asia: Bangladesh, China/Hong Kong, India, Indonesia, Malaysia, Pakistan,
     the Philippines, Singapore, South Korea, Sri Lanka, Taiwan, Thailand and Vietnam

..    Europe: Czech Republic, Greece, Hungary, Kazakhstan, Poland, Portugal,
     Romania, Russia, Slovakia, Slovenia, Turkey and Ukraine

..    The Middle East: Israel and Jordan

..    Africa: Egypt, Ghana, Ivory Coast, Kenya, Morocco, Nigeria, South Africa,
     Tunisia and Zimbabwe

The Fund's strategy combines in-depth financial review with on-site analysis of companies, countries and regions to identify potential investments. The portfolio managers and analysts frequently travel to the emerging markets to gain firsthand insight into the economic, political and social trends that affect investments in those countries. The Fund allocates its assets among emerging countries with stable or improving macroeconomic environments and invests in companies within those countries that the portfolio managers believe have high capital appreciation potential without excessive risks. The portfolio managers strive to keep the Fund well diversified across individual stocks, industries and countries to reduce its overall risk.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a decline in a holding's share price or an overall decline in the stock market. In addition, the risks of investing in emerging markets are considerable. Emerging stock markets tend to be much more volatile than the U.S. market due to relative immaturity and occasional instability. Some emerging markets restrict the flow of money into or out of their stock markets and impose restrictions on foreign investors. These markets tend to be less liquid and offer less regulatory protection for investors. The economies of emerging countries may be based on only a few industries or on revenue from particular commodities and international aid. Most of the securities in which the Fund invests are denominated in foreign currencies, whose values may decline against the U.S. dollar.

MONTGOMERY EMERGING MARKETS FUND CONT'D

--------------------------------------------------------------------------------

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                   [Bar Chart]

Emerging Markets Fund

 1993    1994     1995   1996    1997     1998     1999     2000    2001
------   -----   -----   -----   -----   ------   ------   ------   -----
58.66%   -7.72%  -9.08%  12.32%  -3.14%  -38.28%  63.16%   -29.11%  -6.28%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                             HIGHEST            LOWEST
                        ----------------   ----------------
Emerging Markets Fund   (Q4 1999) +35.91%  (Q3 1998) -24.65%

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)

                                                                      SINCE FUND
                                                                      INCEPTION
Emerging Markets Fund                     1 YEAR        5 YEAR         (3/1/92)
                                          ------   ----------------   ----------
Return Before Taxes                       -6.28%         -8.31%         -0.29%
Return After Taxes on Distributions/1/    -6.28%         -8.51%         -0.62%
Return After Taxes on Distributions and
Sale of Fund Shares/1/                    -3.83%         -6.42%         -0.24%
Comparative Returns (Reflects no
   deduction for fees, expenses
   or taxes.)
MSCI Emerging Markets Free Index/2/       -2.37%         -5.74%          1.51%
More Recent Performance                            1/1/02 - 9/30/02
Emerging Markets Fund                                   -17.34%

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See page 47for a description of these indices. The indices do not incur expenses and cannot be purchased directly by investors.

Fees and Expenses

Shareholder Fees (fees paid directly from
   your investment)
Redemption Fee/1/                                       2.00%
Annual Fund Operating Expenses
   (expenses deducted from Fund assets)
Management Fee                                          1.25%
Distribution/Service (12b-1) Fee                        0.00%
Other Expenses                                          1.57%
Total Annual Fund Operating Expenses                    2.82%
Fee Reduction and/or Expense Reimbursement              0.87%
Net Expenses/2/                                         1.95%

/1/ Deducted from the net proceeds of shares redeemed (or exchanged) within three months after purchase. This fee is retained by the Fund. $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.90%. This contract has a one-year term renewable at the end of each fiscal year.

--------------------------------------------------------------------------------

Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

YEAR 1   YEAR 3   YEAR 5   YEAR 10
------   ------   ------   -------
 $198     $792    $1,412    $3,085
--------------------------------------------------------------------------------

MONTGOMERY EMERGING MARKETS FOCUS FUND MNEFX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

PORTFOLIO MANAGEMENT . Josephine Jimenez

Principal Strategy

Invests in a concentrated portfolio of companies based or operating primarily in developing economies through the world.

Under normal conditions, the Fund concentrates its investments in 20 to 40 companies and invests at least 80% of its net assets in equity securities of no fewer than three but no more than 10 developing countries in Latin America, Asia, Europe, the Middle East and Africa. The Fund may invest up to 50% of its assets in a single emerging market.

The Fund's strategy combines in-depth financial review with on-site analysis of companies, countries and regions to identify potential investments. The Fund's portfolio manager and analysts frequently travel to the emerging markets to gain firsthand insight into the economic, political and social trends that affect investments in those countries. The Fund allocates its assets among emerging countries with stable or improving macroeconomic environments and invests in companies within those countries that the portfolio manager believes have high capital appreciation potential without excessive risks. The portfolio manager may sell stocks "short" (sell a security the Fund does not own) in an effort to partially hedge the Fund's other investments or to garner returns from insights made from research.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a decline in a holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies. Because the Fund typically invests in 20 to 40 companies, the value of an investment in the Fund will vary more in response to developments or changes in the market value affecting particular stocks than will an investment in a diversified mutual fund investing in a greater number of securities.

The risks of investing in emerging markets are considerable. Emerging stock markets tend to be much more volatile than the U.S. market due to relative immaturity and occasional instability. In the past many emerging markets restricted the flow of money into or out of their stock markets, and some continue to impose restrictions on foreign investors. The economies of emerging countries may be predominantly based on only a few industries or on revenue from particular commodities and international aid. Most of the securities in which the Fund invests are denominated in foreign currencies, whose values may decline against the U.S. dollar. Because the Fund invests a larger percentage of its assets in fewer countries, the value of an investment in the Fund may be more volatile and subject to higher risks than investments in other general emerging markets mutual funds or foreign-stock mutual funds. Also, short sales are speculative investments and will cause the Fund to lose money if the value of a security does not go down as the portfolio manager expects. See "Additional Discussion of Principal Strategies and Related Risks" on page 40.

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                   [Bar Chart]

Emerging Markets Focus Fund

 1998     1999     2000     2001
------   ------   ------   -----
-20.76%  122.38%  -17.23%  -3.75%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                        HIGHEST           LOWEST
                   ----------------   ----------------
Emerging Markets
Focus Fund         (Q4 1999) +44.29%  (Q3 2001) -22.71%

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December31, 2001.

Average Annual Total Returns (for the periods ended December31, 2001)

--------------------------------------------------------------------------------------------------------
                                                                                    SINCE FUND INCEPTION
Emerging Markets Focus Fund                                                1 YEAR        (12/31/97)
---------------------------                                                ------   --------------------
Return Before Taxes                                                        -3.75%          8.85%
Return After Taxes on Distributions/1/                                     -4.04%          8.37%
Return After Taxes on Distributions and Sale of Fund Shares/1/             -2.28%          6.99%
Comparative Returns (Reflects no deduction for fees, expenses or taxes.)
MSCI Emerging Markets Free Index/2/                                        -2.37%          4.22%
More Recent Performance                                                       1/1/02 - 9/30/02
Emerging Markets Focus Fund                                                     -11.34%

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See page 47for a description of this index. The index does not incur expenses and cannot be purchased directly by investors.

MONTGOMERY EMERGING MARKETS FOCUS FUND CONT'D
--------------------------------------------------------------------------------

Fees and Expenses

Shareholder Fees (fees paid directly from your investment)
Redemption Fee/1/                                            2.00%
Annual Fund Operating Expenses
(expenses deducted from Fund assets)
Management Fee                                               1.10%
Distribution/Service (12b-1) Fee                             0.00%
Other Expenses                                               3.56%
Total Annual Fund Operating Expenses                         4.66%
Fee Reduction and/or Expense Reimbursement                   3.07%
Net Expenses/2/                                              1.59%

--------------------------------------------------------------------------------

Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

YEAR 1   YEAR 3   YEAR 5   YEAR 10
------   ------   ------   -------
$  162   $1,129   $2,102    $4,566

--------------------------------------------------------------------------------

/1/ Deducted from the net proceeds of shares redeemed (or exchanged) within three months after purchase. This fee is retained by the Fund. $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses Rule12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.60%. This contract has a one-year term renewable at the end of each fiscal year.

MONTGOMERY TOTAL RETURN BOND FUND | MNTRX
--------------------------------------------------------------------------------
OBJECTIVE . Total return consisting of income and capital appreciation

           PORTFOLIO MANAGEMENT . William Stevens and Marie Chandoha

Principal Strategy

Invests in investment-grade bonds.

Under normal conditions, the Fund invests at least 80% of its net assets in a broad range of investment-grade bonds, including U.S. government securities, corporate bonds, mortgage-related securities, asset-backed securities-bonds backed by the income stream from such sources as car loans and credit-card payments-and money market securities. Investment-grade bonds are those rated within the four highest grades by rating agencies such as Standard& Poor's (at least BBB), Moody's (at least Baa) or Fitch (at least BBB). From time to time, the Fund may also invest in unrated bonds that the portfolio managers believe are comparable to investment-grade bonds.

The Fund may include bonds of any maturity, but generally the portfolio's overall effective duration ranges between four and five-and-a-half years. Effective duration is a measure of the expected change in value from changes in interest rates. Typically, a bond with a low duration means that its value is less sensitive to changes in interest rates; a bond with a high duration means that its value is more sensitive to changes in interest rates. The Fund invests in bonds that the portfolio managers believe offer attractive yields and are undervalued relative to issues of similar credit quality and interest rate sensitivity.

Principal Risks

By investing in bonds, the Fund may expose you to certain risks that could cause you to lose money. As with most bond funds, the value of shares in the Fund will fluctuate along with interest rates. When interest rates rise, a bond's market price generally declines. A fund such as this one, which invests most of its assets in bonds, will behave largely in the same way. The Fund's investments in mortgage-related debt securities may expose it to prepayment risks when interest rates fall, because the portfolio managers may have to reinvest the prepayment proceeds at lower interest rates than those of its previous investments. As a result, the Fund is not appropriate for investors whose primary investment objective is absolute stability of principal. The Fund is not a money market fund.

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                   [BAR CHART]

Total Return Bond Fund

1998   1999    2000    2001
----   -----   -----   ----
8.72%  -0.59%  12.06%  8.70%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                   HIGHEST           LOWEST
               ---------------   ---------------
Total Return
Bond Fund      (Q3 2001) +4.86%  (Q2 1999) -0.86%

MONTGOMERY TOTAL RETURN BOND FUND CONT'D
--------------------------------------------------------------------------------

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)
--------------------------------------------------------------------------------

                                                                                    SINCE FUND INCEPTION
Total Return Bond Fund                                                     1 YEAR        (6/30/97)
----------------------                                                     ------   --------------------
Return Before Taxes ....................................................    8.70%          7.78%
Return After Taxes on Distributions/1/ .................................    5.61%          4.66%
Return After Taxes on Distributions and Sale of Fund Shares/1/ .........    5.26%          4.70%
Comparative Returns (Reflects no deduction for fees, expenses or taxes.)
Lehman Brothers Aggregate Bond Index/2/ ................................    8.44%          7.56%
More Recent Performance ................................................       1/1/02 - 9/30/02
Total Return Bond Fund .................................................             8.50%

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See page 47 for a description of this index. The index does not incur expenses and cannot be purchased directly by investors.

Fees and Expenses
Shareholder Fees (fees paid directly from your investment)
Redemption Fee/1/                                            0.00%
Annual Fund Operating Expenses
(expenses deducted from Fund assets)
Management Fee                                               0.30%
Distribution/Service (12b-1) Fee                             0.00%
Other Expenses                                               0.87%
Administrative Fee                                           0.25%
Total Annual Fund Operating Expenses                         1.42%
Fee Reduction and/or Expense Reimbursement                   0.71%
Net Expenses/2/                                              0.71%

--------------------------------------------------------------------------------
Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

YEAR 1   YEAR 3   YEAR 5   YEAR 10
------   ------   ------   -------
 $73      $379     $709     $1,641
--------------------------------------------------------------------------------

/1/ $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 0.70%. This contract has a one-year term renewable at the end of each fiscal year.

MONTGOMERY SHORT DURATION GOVERNMENT BOND FUND | MNSGX
--------------------------------------------------------------------------------
OBJECTIVE . Current Income consistent with capital preservation

           PORTFOLIO MANAGEMENT . Marie Chandoha and William Stevens

Principal Strategy

Invests in short-term U.S. government securities.

Under normal conditions, the Fund invests at least 80% of its net assets in short-term U.S. government securities, which may include Treasuries in addition to bonds and notes issued by government agencies such as the Federal Home Loan Bank, the Government National Mortgage Association (GNMA or "Ginnie Mae"), the Federal National Mortgage Association (FNMA or "Fannie Mae") and the Student Loan Marketing Association (SLMA or "Sallie Mae").

The Fund may purchase bonds of any maturity, but the portfolio's dollar-weighted average maturity is less than three years. Generally, the portfolio's overall effective duration is less than that of a three-year U.S. Treasury note. Effective duration is a measure of the expected change in value from changes in interest rates. Typically, a bond with a short duration means that its value is less sensitive to changes in interest rates; a bond with a long duration means that its value is more sensitive to changes in interest rates. The Fund invests in bonds that the portfolio managers believe offer attractive yields and are undervalued relative to issues of similar credit quality and interest rate sensitivity.

Principal Risks

By investing in bonds, the Fund may expose you to certain risks that could cause you to lose money. As with most bond funds, the value of shares in the Fund will fluctuate along with interest rates. When interest rates rise, a bond's market price generally declines. A fund such as this one, which invests most of its assets in bonds will behave largely in the same way. The Fund's investments in mortgage-related debt securities may expose it to prepayment risks when interest rates fall, because the portfolio managers may have to reinvest the prepayment proceeds at lower interest rates than those of its previous investments. As a result, the Fund is not appropriate for investors whose primary investment objective is absolute stability of principal. The Fund is not a money market fund.

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                   [BAR CHART]

Short Duration Government Bond Fund

1993   1994   1995    1996   1997   1998   1999   2000   2001
----   ----   -----   ----   ----   ----   ----   ----   ----
8.09%  1.13%  11.51%  5.14%  6.97%  7.38%  2.56%  8.11%  7.81%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                                          HIGHEST           LOWEST
                                      ---------------   ---------------
Short Duration Government Bond Fund   (Q3 2001) +3.50%  (Q1 1994) -0.23%

MONTGOMERY SHORT DURATION GOVERNMENT BOND FUND CONT'D
--------------------------------------------------------------------------------

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)
--------------------------------------------------------------------------------

                                                                                                       SINCE FUND INCEPTION
Short Duration Government Bond Fund                                        1 YEAR        5 YEAR             (12/18/92)
-----------------------------------                                        ------   ----------------   --------------------
Return Before Taxes ....................................................    7.81%         6.55%                6.50%
Return After Taxes on Distributions/1/ .................................    5.15%         4.08%                3.95%
Return After Taxes on Distributions and Sale of Fund Shares/1/ .........    4.73%         4.01%                3.91%
Comparative Returns (Reflects no deduction for fees, expenses or taxes.)
Lehman Brothers Government Bond 1-3 Year Index/2/ ......................    8.53%         6.64%                6.08%
More Recent Performance ................................................            1/1/02 - 9/30/02
Short Duration Government Bond Fund ....................................                  5.51%

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See page 48 for a description of this index. The index does not incur expenses and cannot be purchased directly by investors.

Fees and Expenses
Shareholder Fees (fees paid directly from your investment)
Redemption Fee/1/                                            0.00%
Annual Fund Operating Expenses
(expenses deducted from Fund assets)
Management Fee                                               0.50%
Distribution/Service (12b-1) Fee                             0.00%
Other Expenses                                               1.03%
Total Annual Fund Operating Expenses                         1.53%
Fee Reduction and/or Expense Reimbursement                   0.66%
Net Expenses/2/                                              0.87%

--------------------------------------------------------------------------------
Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

YEAR 1   YEAR 3   YEAR 5   YEAR 10
------   ------   ------   -------
 $89      $419     $772     $1,767

--------------------------------------------------------------------------------

/1/ $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 0.60%. This contract has a one-year term renewable at the end of each fiscal year. Montgomery Asset Management enters into certain transactions that are expected to increase the net income yield of the Fund (such as reverse repurchase agreement transactions). These transactions also generate interest charges, however, which are reflected in the expense ratio above. The interest charges generated for the period presented were 0.27%. The operating expense ratio excluding these interest charges is 0.60%.

MONTGOMERY GOVERNMENT MONEY MARKET FUND | MNGXX
--------------------------------------------------------------------------------
OBJECTIVE . Current income consistent with liquidity and capital preservation

            PORTFOLIO MANAGEMENT . William Stevens and Marie Chandoha

Principal Strategy

Invests in money market-eligible U.S. government securities (as defined by SEC Rule 2a-7).

Under normal conditions, the Fund invests at least 80% of its net assets in short-term U.S. government securities, which may include bills, notes and bonds issued by government agencies such as the Federal Home Loan Bank, Federal National Mortgage Association (FNMA or "Fannie Mae") and Student Loan Marketing Association (SLMA or "Sallie Mae"), in repurchase agreements for U.S. government securities and in similar money market funds.

The Fund invests in short-term U.S. government securities that the portfolio manager believes offer attractive yields and are undervalued relative to issues of similar credit quality and interest rate sensitivity. The Fund invests in compliance with industry-standard requirements for money market funds for the quality, maturity and diversification of investments.

Principal Risks

Although the Fund seeks to preserve the value of your investment at $1 per share, it is possible to lose money by investing in this Fund. Also a decline in short-term interest rates would lower the Fund's yield and the return on your investment. An investment in the Fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency.

Past Fund Performance

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

Government Money Market Fund

                                     [CHART]

                                   [BAR CHART]

1993   1994   1995   1996   1997   1998   1999   2000   2001
----   ----   ----   ----   ----   ----   ----   ----   ----
2.83%  3.78%  5.54%  5.04%  5.16%  5.14%  4.87%  6.11%  3.88%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                       HIGHEST           LOWEST
                   ---------------   ----------------
Government Money
Market Fund        (Q3 2000) +1.57%  (Q4 2001) +0.57%

MONTGOMERY GOVERNMENT MONEY MARKET FUND CONT'D
--------------------------------------------------------------------------------

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December 31, 2001 and since the Fund's inception.

Average Annual Total Returns (for the periods ended December 31, 2001)
------------------------------------------------------------------------

                                                                             SINCE FUND INCEPTION
                                                 1 YEAR       5 YEAR              (9/14/92)
                                                 ------   ----------------   --------------------
Government Money Market Fund                      3.88%        5.03%                4.65%
Comparative Returns (Reflects no deduction for
fees, expenses or taxes.)
Lipper U.S. Government Money Market
Funds Average Index/1/                            3.50%        4.74%                4.41%/2/
More Recent Performance                                   1/1/02 - 9/30/02

Government Money Market Fund                                   1.04%

Notes:

/1/ See page 48 for a description of this index. The index does not incur expenses and cannot be purchased directly by investors.

/2/  Since 9/30/92.

Seven-Day Yield as of 9/30/02: 1.34%. Call (800) 572-FUND [3863] between 6:00
A.M. and 4:00 P.M. Pacific Time or visit www.montgomeryfunds.com for current yield information.

Fees and Expenses

Shareholder Fees (fees paid directly from your investment)

Redemption Fee/1/                                0.00%

Annual Fund Operating Expenses
(expenses deducted from Fund assets)

Management Fee                                   0.30%

Distribution/Service (12b-1) Fee                 0.00%

Other Expenses                                   0.23%

Total Annual Fund Operating Expenses             0.53%

Fee Reduction and/or
Expense Reimbursement                            0.04%

Net Expenses/2/                                  0.49%

/1/ $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/2/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 0.60%. This contract has a one-year term renewable at the end of each fiscal year.

Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.

YEAR 1   YEAR 3   YEAR 5   YEAR 10
------   ------   ------   -------
  $50     $166     $292     $661

ADDITIONAL DISCUSSION OF PRINCIPAL STRATEGIES AND RELATED RISKS
--------------------------------------------------------------------------------

Portfolio Disclosure

Montgomery intends to post Fund holdings for certain Montgomery Funds every week, which could pose the risk of individuals using such information to the detriment of those Funds. To mitigate this potential risk, the information will be posted on a time-delayed basis of approximately two weeks. Portfolio holdings are subject to change and should not be considered a recommendation to buy individual securities. Reduction in or elimination of portfolio holdings should not be considered a recommendation to sell individual securities. Past performance of individual securities, as well as that of the Funds, is no guarantee of future results.

Montgomery Global Long-Short Fund

Short Sales. When Montgomery believes that a security is overvalued, it may sell the security short and borrow the same security from a broker or other institution to complete the sale. If the price of the security decreases in value, the Fund may make a profit and, conversely, if the security increases in value, the Fund will incur a loss because it will have to replace the borrowed security by purchasing it at a higher price. There can be no assurance that the Fund will be able to close out the short position at any particular time or at an acceptable price. Although the Fund's gain is limited to the amount at which it sold a security short, its potential loss is not limited. A lender may request that the borrowed securities be returned on short notice; if that occurs at a time when other short sellers of the subject security are receiving similar requests, a "short squeeze" can occur. This means that the Fund might be compelled, at the most disadvantageous time, to replace borrowed securities previously sold short, with purchases on the open market at prices significantly greater than those at which the securities were sold short. Short selling also may produce higher than normal portfolio turnover and result in increased transaction costs to the Fund.

The Fund also may make short sales "against-the-box," in which it sells short securities it owns. The Fund will incur transaction costs, including interest expenses, in connection with opening, maintaining and closing short sales against-the-box, which result in a "constructive sale," requiring the Fund to recognize any taxable gain from the transaction.

Until the Fund replaces a borrowed security, it will designate sufficient U.S. government securities, and other liquid debt and equity securities or cash to cover any difference between the value of the security sold short and any collateral deposited with a broker or other custodian. In addition, the value of the designated securities must be at least equal to the original value of the securities sold short. Depending on arrangements made with the broker or custodian, the Fund may not receive any payments (including interest) on collateral deposited with the broker or custodian. The Fund will not make a short sale if, immediately before the transaction, the market value of all securities sold exceeds 100% of the value of the Fund's net assets.

Borrowing/Leverage. The Fund may borrow money from banks and engage in reverse repurchase transactions for temporary or emergency purposes. The Fund may borrow from broker-dealers and other institutions to leverage a transaction, provided that the borrowing is fully collateralized. Total bank borrowings may not exceed one-third of the value of the Fund's assets. The Fund also may leverage its portfolio through margin borrowing and other techniques in an effort to increase total return. Although leverage creates an opportunity for increased income and gain, it also creates certain risks. For example, leveraging may magnify changes in the net asset values of the Fund's shares and in its portfolio yield. Although margin borrowing will be fully collateralized, the Fund's assets may change in value while the borrowing is outstanding. Leveraging creates interest expenses that can exceed the income from the assets retained.

Foreign Securities. By investing in foreign stocks, the Fund exposes shareholders to additional risks. Foreign stock markets tend to be more volatile than the U.S. market due to economic and political instability and regulatory conditions in some countries. The risks of investing in emerging markets are considerable. Emerging stock markets tend to be much more volatile than the U.S. market due to the relative immaturity, and occasional instability, of their political and economic systems. In the past many emerging markets restricted the flow of money into or out of their stock markets, and some continue to impose restrictions on foreign investors. These markets tend to be less liquid and offer less regulatory protection for investors. The economies of emerging countries may be predominately based on only a few industries or on revenue from particular commodities, international aid and other assistance. Most of the securities in which the Fund invests are denominated in foreign currencies, whose value may decline against the U.S. dollar.

Montgomery Emerging Markets Focus Fund

The Fund's portfolio manager may sell stocks "short" that it believes will go down. A short position is when the Fund sells a security that it has borrowed. The Fund will realize a profit or incur a loss from a short position depending on whether the value of the underlying stock increases or decreases between the time it is sold and when the Fund replaces the borrowed security. As a result, an investment in this Fund may be more volatile than investments in other mutual funds. This Fund is not appropriate for conservative investors.

There can be no assurance that the Fund will be able to close out the short position at any particular time or at an acceptable price. Although the Fund's gain is limited to the amount at which it sold a security short, its potential loss is not limited. A lender may request that the borrowed securities be returned on short notice; if that occurs at a time when other short sellers of the subject security are receiving similar requests, a "short squeeze" can occur. This means that the Fund might be compelled, at the most disadvantageous time, to replace borrowed securities previously sold short, with purchases on the open market at prices significantly greater than those at which the securities were sold short. Short selling also may produce higher than normal portfolio turnover and result in increased transaction costs to the Fund.

The Fund also may make short sales "against-the-box," in which it sells short securities it owns. The Fund will incur transaction costs when opening, maintaining and closing short sales against-the-box, that result in a "constructive sale," requiring the Fund to recognize any taxable gain from the transaction.

Until the Fund replaces a borrowed security, it will designate sufficient U.S. government securities and other liquid debt and equity securities to cover any difference between the value of the security sold short and any collateral deposited with a broker or other custodian. In addition, the value of the designated securities must be at least equal to the original value of the securities sold short. Depending on arrangements made with the broker or custodian, the Fund may not receive any payments (including interest) on collateral deposited with the broker or custodian. The Fund will not make a short sale if, immediately before the transaction, the market value of all securities sold exceeds 100% of the value of the Fund's net assets.

Defensive Investments. At the discretion of its portfolio manager(s), each Montgomery Fund may invest up to 100% of its assets in cash for temporary defensive purposes. No Fund is required or expected to take such a defensive posture. But if used, such an unlikely stance may help a Fund minimize or avoid losses during adverse market, economic or political conditions. During such a period, a Fund may not achieve its investment objective. For example, should the market advance during this period, a Fund may not participate as much as it would have if it had been more fully invested.

Portfolio Turnover. The Funds' portfolio managers will sell a security when they believe it is appropriate to do so, regardless of how long a Fund has owned that security. Buying and selling securities generally involves some expense to a Fund, such as commission paid to brokers and other transaction costs. By selling a security, a Fund may realize taxable capital gains that it will subsequently distribute to shareholders. Generally speaking, the higher a Fund's annual portfolio turnover, the greater its brokerage costs and the greater the likelihood that it will realize taxable capital gains. Increased brokerage costs may adversely affect a Fund's performance. Also, unless you are a tax-exempt investor or you purchase shares through a tax-deferred account, the distribution of capital gains may affect your after-tax return. Annual portfolio turnover of 100% or more is considered high. The following Montgomery Funds will typically have annual turnover in excess of that rate because of their portfolio managers' investment styles: Mid Cap; Mid Cap Focus; Small Cap; International Growth; Global Opportunities; Global Focus; U.S. Focus; Global Long-Short; Global Tech, Telecom and Media; Emerging Markets Focus; Total Return Bond and Short Duration Government Bond Funds. See "Financial Highlights," beginning on page 60, for each Fund's historical portfolio turnover.

MANAGEMENT OF THE FUNDS
--------------------------------------------------------------------------------

Investment Manager

The investment manager of The Montgomery Funds is Montgomery Asset Management, LLC. Founded in 1990, Montgomery Asset Management is a subsidiary of Commerzbank AG, one of the largest publicly held commercial banks in Germany. As of September 30, 2002, Montgomery Asset Management managed approximately $5.7 billion in assets, including approximately $1.6 billion on behalf of investors in The Montgomery Funds. Montgomery Asset Management is based at 101 California Street, San Francisco, California 94111.

Management Fees

The table below shows the contractual management fee rate and the aggregate management fee rate actually paid to Montgomery Asset Management over the past fiscal year for each Fund. The aggregate management fee rates shown may vary from year to year, depending on actual expenses. Actual fee rates may be higher or lower than contractual rates to the extent Montgomery recoups or defers fees during the fiscal year.

                                                                     Aggregate Management
                                                    Contractual     Fee Including Effect of
                                                   Management Fee       Fees Reduced
Montgomery Funds                                   (annual rate)       (annual rate)
----------------                                   --------------   -----------------------
Montgomery Alternative Fund
   Global Long-Short Fund                              1.50%               1.50%
Montgomery U.S. Equity Funds
   Growth Fund                                         1.00%               1.00%
   Mid Cap Fund                                        1.40%               2.65%
   Mid Cap Focus Fund                                  1.00%               1.00%
   Small Cap Fund                                      1.00%               1.00%
   U.S. Focus Fund                                     1.00%               1.00%
Montgomery International and Global Equity Funds
   International Growth Fund                           1.10%               2.39%
   Global Opportunities Fund                           1.25%               2.02%
   Global Focus Fund                                   1.25%               1.91%
   Global Tech, Telecom and Media Fund                 1.25%               1.25%
   Emerging Markets Fund                               1.25%               1.93%
   Emerging Markets Focus Fund                         1.10%               1.10%
Montgomery Fixed-Income and Money Market Funds
   Total Return Bond Fund                              0.30%               0.83%
   Short Duration Government Bond Fund                 0.50%               0.80%
   Government Money Market Fund                        0.40%               0.32%

Portfolio Managers

     OSCAR CASTRO, CFA

     . Montgomery International Growth, Global Opportunities, Global Focus and Global Tech, Telecom and Media Funds

          . Senior Portfolio Manager. Mr. Castro has managed the Montgomery Global Opportunities Fund and co-managed the Montgomery Global Tech, Telecom and Media Fund since their inception in 1993. He has managed the Montgomery International Growth Fund since its launch in 1995. In addition, Mr. Castro has managed the Montgomery Global Focus Fund since 2000. Prior to joining Montgomery in 1993, Mr. Castro was vice president and portfolio manager at G.T. Capital Management, where he helped launch and manage mutual funds specializing in global telecommunications and Latin America. Prior to that he was a founder and co-manager of the Common Goal World Fund, a global equity partnership. Mr.Castro holds a M.B.A. degree in Finance from Drexel University in Pennsylvania and a B.S. degree in Chemical Engineering from Simon Bolivar University in Venezuela.

     MARIE CHANDOHA

     . Montgomery Total Return Bond, Short Duration Government Bond and Government Money Market Funds

          . Portfolio Manager. Ms. Chandoha joined Montgomery in 1999 as portfolio manager of the Montgomery Total Return Bond and Short Duration Government Bond Funds. In 2001, Ms. Chandoha became a co-portfolio manager of the Montgomery Government Money Market Fund. Ms. Chandoha began her investment career in 1983. From 1996 to 1999, she was chief bond strategist at Goldman Sachs, where she advised institutional clients on optimal asset allocation strategies in the U.S. bond market. From 1994 to 1996, she was managing director of global fixed-income and economics research at Credit Suisse First Boston, where she managed the global bond and economics research department. Ms. Chandoha is a Phi Beta Kappa graduate of Harvard University, with a B.A. degree in Economics.

     FRANK CHIANG

     . Montgomery Emerging Markets Fund

          . Portfolio Manager. Mr. Chiang joined Montgomery in 1996, co-managing the Montgomery Emerging Markets Fund. From 1993 to 1996, he was with TCW Asia Ltd., Hong Kong, where he was a managing director and portfolio manager responsible for TCW's Asian equity strategy. Prior to that he was associate director and portfolio manager for Wardley Investment Services, Hong Kong, where he created and managed three dedicated China funds.
     Mr. Chiang has a B.S. degree in Physics and Mathematics from McGill University in Montreal, Canada, and a M.B.A. degree in Finance from New York University. He is fluent in three Chinese dialects: Mandarin, Shanghainese and Cantonese.

     JOSEPHINE JIMENEZ, CFA

     . Montgomery Emerging Markets and Emerging Markets Focus Funds

          . Senior Portfolio Manager. Ms. Jimenez joined Montgomery in 1991 to launch the firm's emerging markets discipline and has managed the Montgomery Emerging Markets Fund since it launched in 1992. She has managed the Montgomery Emerging Markets Focus Fund since its inception in 1997. Prior to joining Montgomery, Ms. Jimenez was a portfolio manager at Emerging Markets Investors Corporation. From 1981 through 1988, she analyzed U.S. equity securities, first at Massachusetts Mutual Life Insurance Company, then at Shawmut Corporation. She received a M.S. degree from the Massachusetts Institute of Technology and a B.S. degree from New York University.

     CHETAN JOGLEKAR

     . Montgomery Global Long-Short Fund

          . Portfolio Manager. Mr. Joglekar joined Montgomery in 1997 as a senior trader responsible for the Asian and European markets. He has been involved in executing long and short trades for the Montgomery Global Long-Short Fund since its inception and has been managing the Fund since 2000. From 1995 to 1997, he was the chief trader at Janhavi Securities PVT Ltd., a brokerage house based in India. Mr. Joglekar holds a Bachelor of Engineering degree with a concentration in Mechanical Engineering from the University of Pune in India.

     STEPHEN PARLETT, CFA

     . Montgomery Global Tech, Telecom and Media Fund

          . Portfolio Manager. Since joining the Montgomery Global Equity team in 1995, Mr. Parlett has been responsible for global communications sector analysis. He has co-managed the Montgomery Global Tech, Telecom and Media Fund since 2000. Prior to that he was the firm's portfolio accounting manager, helping implement a new international portfolio accounting system. Before joining Montgomery in 1993, he was an international portfolio accountant at G.T. Capital Management. Mr. Parlett holds a B.S. degree in Finance from California State University, Sacramento.

     JEROME "CAM" PHILPOTT, CFA

     . Montgomery Mid Cap, Mid Cap Focus and Small Cap Funds

          . Portfolio Manager. Mr. Philpott joined Montgomery in 1991 as an analyst for the Small Cap Equity team. He has co-managed the Montgomery Small Cap Fund since 1993, the Montgomery Mid Cap Focus Fund since its inception in 2000 and the Montgomery Mid Cap Fund since 2001. Prior to Montgomery, Mr. Philpott served as a securities analyst with Boettcher & Company, where he focused on the consumer and telecommunications industries. Prior to that he worked as a general securities analyst at Berger Associates, Inc., an investment management firm. Mr. Philpott holds a M.B.A. degree from the Darden School at the University of Virginia and a B.A. degree in Economics from Washington and Lee University.

     ANDREW PRATT, CFA

     . Montgomery Growth and U.S. Focus Funds

          . Portfolio Manager. Mr. Pratt joined Montgomery in 1993 as part of the Growth Equity team. He has managed the Montgomery U.S. Focus Fund since its inception in 1999. In 2000 he became portfolio manager of the Montgomery Growth Fund. In addition, he has been managing U.S. equity portfolios for institutional clients. Prior to joining Montgomery, Mr. Pratt was with Hewlett-Packard as an equity analyst covering a variety of industry groups. While at HP he also managed a portfolio of small-cap technology companies and researched private placement and venture capital investments. Mr. Pratt holds a B.B.A. degree from the University of Wisconsin and a M.S. degree in Finance from Boston College.

     CHARLES I. REED, CFA

     . Montgomery Mid Cap Focus and Small Cap Funds

          . Portfolio Manager. Mr. Reed joined Montgomery in 1997 as an analyst for the Small Cap Equity team. He has co-managed the Montgomery Small Cap Fund and the Mid Cap Focus Fund since 2000. From 1995 to 1997, he was an equity analyst for Berger Associates, Inc., where he conducted research on publicly traded companies, performed fundamental analysis of data networking companies, and developed and maintained financial models on companies within the financial telecommunications and temporary staffing industries. From 1992 to 1995, Mr. Reed worked as a project manager for Lipper Analytical Services, Inc., performing mutual fund analysis on performance and expenses. He received a B.S. degree in Finance from Colorado State University and a M.S. degree in Finance with an emphasis in Financial Analysis from the University of Colorado.

     STUART ROBERTS

     . Montgomery Mid Cap and Small Cap Funds

          . Senior Portfolio Manager. Mr. Roberts has been managing the Montgomery Small Cap Fund since its inception in 1990 and has specialized in small-cap growth investing since 1983. In 2001, he became a portfolio manager of the Montgomery Mid Cap Fund. Prior to joining Montgomery, he was vice president and portfolio manager at Founders Asset Management, where he was responsible for managing three separate growth-oriented small-cap mutual funds. Before joining Founders, Mr. Roberts managed a health-care sector mutual fund as portfolio manager at Financial Programs, Inc. He holds a M.B.A. degree from the University of Colorado and a B.A. degree in Economics and History from Bowdoin College.

     WILLIAM STEVENS

     . Montgomery Total Return Bond, Short Duration Government Bond and Government Money Market Funds

          . Senior Portfolio Manager. Mr. Stevens began his investment career in 1984 and has directed Montgomery's Fixed-Income team since joining the firm in 1992, managing these three Funds since their inceptions. Mr.Stevens also serves as Montgomery's president and chief investment officer. Prior to Montgomery he was responsible for starting the collateralized mortgage obligation and asset-backed securities trading department at Barclays de Zoete Wedd Securities. Previously, he headed the structured product department at Drexel Burnham Lambert, which included both origination and trading. Mr. Stevens has a M.B.A. degree from the Harvard Business School and he is a Phi Beta Kappa graduate of Wesleyan University, where he received a B.A. degree in Economics.

CFA(R) and Chartered Financial Analyst(R) are trademarks of the Association for Investment Management and Research.

Our Partners

As a Montgomery shareholder, you may see the names of our partners on a regular basis. We all work together to ensure that your investments are handled accurately and efficiently.

..    Funds Distributor, Inc., located in New York City and Boston, distributes the Funds.

..    DST Systems, Inc., located in Kansas City, Missouri, is the Funds' Master
     Transfer Agent, who performs certain recordkeeping and accounting functions for the Funds.

..    State Street Bank and Trust Company also located in Kansas City, Missouri, assists DST Systems, Inc. with certain recordkeeping and accounting functions for the Funds.

..    J.P. Morgan Investor Services Co., located in Boston, Massachusetts, assists Montgomery Asset Management, LLC in providing administrative services for the Funds, and acts as the Funds' accountant.

..    J.P. Morgan Chase Bank, located in New York City, acts as the Funds'
     custodian.

Additional Benchmark Information

..    The Lehman Brothers Aggregate Bond Index represents securities that are
     U.S. domestic, taxable, and dollar denominated. The index covers the U.S. investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities. These major sectors are subdivided into more specific indices that are calculated and reported on a regular basis.

..    The Morgan Stanley Capital International (MSCI) All-Country Asia-Free
     (ex-Japan) Index comprises equities in 12 countries in the Asia Pacific region.

..    The MSCI All-Country World Free Index is a capitalization-weighted index composed of securities listed on the stock exchanges of more than 45 developed and emerging countries, including the United States.

..    The MSCI Emerging Markets Free Index is an unmanaged,
     capitalization-weighted composite index that covers individual securities within the equity markets of approximately 25 emerging markets countries.

..    The MSCI Europe, Australasia and Far East (EAFE) Index, a
     capitalization-weighted index, is composed of 21 developed market countries in Europe, Australasia and the Far East. The returns are presented net of dividend withholding taxes.

..    The MSCI World Telecom Services Index is a capitalization-weighted index comprising of equity securities of communications companies in developed countries worldwide.

..    The MSCI World Index measures the performance of selected stocks in 22 developed countries. The index is presented net of dividend withholding taxes.

..    The Russell Midcap Growth Index measures the performance of those Russell
     Midcap companies (the 800 smallest companies in the Russell 1000 Index) with higher price-to-book ratios and higher forecasted growth values.

..    The Russell 1000 Index is a capitalization-weighted total return index that measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index.

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

..    The Russell 2000 Index is a capitalization-weighted total return index that measures the performance of the smallest 2,000 companies within the Russell 3000 Index.

..    The Russell 3000 Index measures the performance of the 3,000 largest U.S.
     companies based on total market capitalization, which represents approximately 98% of the investable U.S. equity market.

..    The Russell 1000 Growth Index is a capitalization-weighted total return index that measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

..    The Russell 2000 Growth Index measures the performance of those Russell
     2000 companies with higher price-to-book ratios and higher forecasted growth values.

..    The Standard & Poor's (S&P) 500 Index covers 500 industrial, utility, transportation and financial companies of the U.S. markets. It is a capitalization-weighted index calculated on a total return basis with dividends reinvested.

..    The S&P Mid Cap 400 Index is an unmanaged broad-based composite index that measures the performance of 400 mid-sized companies (with market capitalizations between $189 million and $23 billion) in the U.S. market.

..    The 50% Salomon Smith Barney Three-Month U.S. Treasury Bill (T-Bill) Index
     - 50% MSCI All-Country World Free Index is a blended index of two published indices derived and maintained by Montgomery Asset Management, LLC. It is calculated by taking 50% of the one-month total return for the Salomon Smith Barney Three-Month U.S. T-Bill Index and adding 50% of the one-month total return for the MSCI All-Country World Free Index. The sum value of this calculation derives the return for the index. The index is rebalanced monthly.

..    The Lipper U.S. Government Money Market Funds Average Index is an equally weighted index composed of 30 funds that intend to keep a constant net asset value and that invest principally in financial instruments guaranteed by the U.S. government, its agencies, or its instrumentalities, with dollar-weighted average maturities of less than 90 days.

..    The Lehman Brothers Government Bond 1-3 Year Index is composed of the
     Treasury Bond and Agency Bond Indices, the 1-3 year Government Index and the 20+ Treasury Index.

..    The Salomon Smith Barney Three-Month U.S. T-Bill Index measures monthly return equivalents of yield averages that are not marked to market. The index consists of the average of the last three-month T-bill issues. Returns for this index are calculated on a monthly basis only.

BUYING, SELLING AND EXCHANGING SHARES
--------------------------------------------------------------------------------

Summary

To open a new account, complete and mail the New Account application included with this prospectus with a check made payable to The Montgomery Funds(we do not accept the following forms of investment: cash, checks drawn on foreign banks, credit card checks, starter checks, money orders or traveler's checks) or complete an application online by accessing www.montgomeryfunds.com.

The minimum initial investment and required minimum account balance for any Montgomery Fund is $2,500. The minimum subsequent investment is $100. With the exception of retirement accounts (IRAs), Fund accounts with a balance of less than $2,500 will be assessed a $10 account maintenance fee.

Trade requests received after 1:00 p.m. Pacific Time (4:00p.m. Eastern Time), with the exception of requests for the Government Money Market Fund which are received after 12 noon Eastern Time, will be executed at the following business day's closing price. Once a trade is placed, it may not be altered or canceled.

Checks should be made payable to: The Montgomery Funds

Once an account is established, you can:

..    Buy, sell or exchange shares online

     Go to www.montgomeryfunds.com. Follow online instructions to enable this service.

..    Buy, sell or exchange shares by phone

     Contact The Montgomery Funds at (800)572-FUND [3863]. Press 1 for a shareholder service representative, or press 2 for the automated Montgomery Star System.

..    Buy or sell shares by wiring funds

     To:
     State Street Bank and Trust Company -ABA #101003621

     For:
     DST Systems, Inc. -
     Account #7526601
     Attention: The Montgomery Funds

     For Credit to:
     [shareholder(s) name], [shareholder(s) account number],
     [Montgomery Fund name]

..    Buy or sell shares by mail

     Mail buy/sell order(s) with your check

     By regular mail:
     The Montgomery Funds
     c/o DST Systems, Inc.
     P.O.Box 219073
     Kansas City, MO 64121-9073

     By express or overnight service:
     The Montgomery Funds
     c/o DST Systems, Inc.
     210 West 10th Street, 8th Floor
     Kansas City, MO 64105-1614

To Open a New Account

Online. Visit www.montgomeryfunds.com to print out an application or to exchange at least $2,500 from an existing account into a new account.

By Phone. To make an initial investment by phone, you must have been a current Montgomery shareholder for at least 30 days. Shares for Individual Retirement Accounts (IRAs) may not be purchased by phone. Your purchase of a new Fund must meet its investment minimum and is limited to the total value of your existing accounts or $10,000, whichever is greater. To complete the transaction, we must receive payment within three business days. We reserve the right to collect any losses from any of your accounts if we do not receive payment within that time.

By Wire. Call us at (800) 572-FUND [3863] to let us know that you intend to make your initial investment by wire. Tell us your name, the amount you want to invest and the Fund(s) in which you want to invest. We will give you further instructions and a fax number to which you should send your completed New Account application. To ensure that we handle your investment accurately, include complete account information in all wire instructions. Then request your bank to wire money from your account. See "Buy or sell shares by wiring funds," above. Please note that your bank may charge a wire transfer fee.

By Mail. Send your signed, completed application, with a check payable to The Montgomery Funds to the appropriate address (see "Buy or sell shares by mail" above). Your check must be in U.S. dollars and drawn on a bank located in the United States. Dividends do not accrue until your check has cleared. We do not accept third-party checks, "starter" checks, credit-card checks, instant-loan checks or cash investments. We may impose a charge on checks that do not clear.

Trading Times. Whether buying, exchanging or selling shares, transaction requests received after 1:00p.m. Pacific Time (4:00p.m. Eastern Time) will be executed at the next business day's closing price.

Buying Additional Shares

Online. To buy shares online, you must first set up an Electronic Link (described in the note at above left). Then visit www.montgomeryfunds.com to create a Personal Identification Number (PIN) for accessing your account(s). You can purchase up to $25,000 per day in additional shares of any Fund, except those held in a retirement account. The cost of the shares will be automatically deducted from your bank account within two days of your purchase.

By Phone. Current shareholders are automatically eligible to buy shares by phone. To buy shares in a Fund you currently own or to invest in a new Fund, call (800) 572-FUND [3863]. Shares for IRAs may not be purchased by phone. Telephone purchases can be made for up to five times your account value as of the previous day.

We must receive payment for your purchase within three business days of your request. To ensure that we do, you can:

..    Transfer money directly from your bank account by mailing a written request and a voided check or deposit slip (for a savings account).

..    Send us a check by overnight or second-day courier service.

..    Instruct your bank to wire money to our affiliated bank using the information under "Buying, Selling and Exchanging Shares" (page 49).

Shareholder service is available Monday through Friday from 6:00a.m. to 4:00p.m. Pacific Time.

By Wire. There is no need to contact us when buying additional shares by wire. Instruct your bank to wire funds to our affiliated bank using the information under "Buy or sell shares by wiring funds" (page 49).

By Mail. Complete the form at the bottom of any Montgomery statement and mail it with your check payable to The Montgomery Funds. Or mail a check with a signed letter noting the name of the Fund in which you want to invest, your account number and telephone number. We will mail you a confirmation of your investment. Note that we may impose a charge on checks that do not clear.

Exchanging Shares

You may exchange Class R shares in one Fund for Class R shares in another in accounts with the same registration, Taxpayer Identification Number (TIN) and address. There is a $100 minimum to exchange into a Fund you currently own and a $2,500 minimum for investing in a new Fund. Note that an exchange is treated as a sale and may result in a realized gain or loss for tax purposes. You may exchange shares by phone at (800) 572-FUND [3863] or through our online Account Access area at www.montgomeryfunds.com.

We will process your exchange order at the next-calculated NAV.

You may exchange shares only in Funds that are qualified for sale in your state and that are offered in this prospectus. You may not exchange shares in one Fund for shares of another that is currently closed to new shareholders unless you are already a shareholder in the closed Fund.

Because excessive exchanges can harm a Fund's performance, we reserve the right to terminate your exchange privileges if you make more than four exchanges out of any one Fund during a 12-month period. We may also refuse an exchange into a Fund from which you have sold shares within the previous 90 days (accounts under common control and accounts having the same TIN will be counted together). Exchanges out of the Fixed-Income and Money Market Funds are exempt from this restriction.

We may restrict or refuse your exchanges if we receive, or anticipate receiving, simultaneous orders affecting a large portion of a Fund's assets or if we detect a pattern of exchanges that suggests a market-timing strategy.

We reserve the right to refuse exchanges into a Fund by any person or group if, in our judgment, the Fund would be unable to effectively invest the money in accordance with its investment objective and policies, or might be adversely affected in other ways. Redemption fees may apply to exchanges or redemptions out of some Funds.

Selling Shares

You may sell some or all of your Fund shares on days that the NYSE is open for trading (except that the Fixed-Income and Money Market Funds also may not be sold on bank holidays because the bond markets are closed). Note that a redemption is treated as a sale and may result in a realized gain or loss for tax purposes.

Your shares will be sold at the next NAV we calculate for the Fund after receiving your order. We will promptly pay the proceeds to you, normally within three business days of receiving your order and all necessary documents (including a written redemption order with the appropriate signature guarantee). We will mail or wire you the proceeds, depending on your instructions. Redemption proceeds from shares purchased by check or bank transfer may be delayed up to 15 calendar days to allow the check or transfer to clear. Within this 15-day period, you may choose to exchange your investment into the Montgomery Government Money Market Fund.

Aside from any applicable redemption fees, we generally will not charge you any fees when you sell your shares, although there are some minor exceptions:

..    For share sale proceeds transferred by wire, a $10 wire transfer fee will be deducted directly from the proceeds.

..    For redemption checks requested by overnight courier, a $10 fee will be deducted directly from the redemption proceeds.

In accordance with the rules of the Securities and Exchange Commission (SEC), we reserve the right to suspend redemptions under extraordinary circumstances.

Our Electronic Link program allows us to automatically debit or credit your bank account for transactions made by phone or online. To take advantage of this service, simply mail us a voided check or preprinted deposit slip from your bank account along with a request to establish an Electronic Link.

By Internet or Phone. You may accept or decline Internet or telephone redemption privileges on your New Account application. If you accept, you will be able to sell up to $50,000 in shares through www.montgomeryfunds.com, through one of our shareholder service representatives or through our automated Star System at
(800) 572-FUND [3863]. You may not buy or sell shares in an IRA by phone. If you included bank wire information on your New Account application or made arrangements later for wire redemptions, proceeds can be wired to your bank account. Please allow at least two business days for the proceeds to be credited to your bank account. If you want proceeds to arrive at your bank on the next business day (subject to bank cutoff times), there is a $10 fee. For more information about our Internet or phone transaction policies, see "Other Policies" on page 54.

Shareholder service is available Monday through Friday from 6:00a.m. to 4:00p.m. Pacific Time.

By Mail. Send us a letter including your name, Montgomery account number, the Fund from which you would like to sell shares and the dollar amount or number of shares you want to sell. You must sign the letter in the same way your account is registered. If you have a joint account, all accountholders must sign the letter.

If you want the proceeds to go to a party other than the account owner(s) or your pre-designated bank account, or if the dollar amount of your redemption exceeds $50,000, you must obtain a signature guarantee (which is not the same as a notarization) available from many commercial banks, savings associations, stock brokers and other National Association of Securities Dealers (NASD) member firms.

If you want to wire your redemption proceeds but do not have a pre-designated bank account, include a preprinted voided check or deposit slip. If you do not have a preprinted check, please send a signature-guaranteed letter along with your bank instructions. The minimum wire amount is $500. Wire charges, if any, will be deducted from the redemption proceeds. We may permit lesser wire amounts or fees at our discretion. Call (800) 572-FUND [3863] for more details.

By Check. If you have check writing privileges on your account, you may write a check to redeem some of your shares, but not to close your account in the Money Market or Fixed-Income Funds. A balance must be available in the Fund upon which the check is drafted. Proceeds may not be available until your check or bank transfer clears, which may take up to 15 days after the purchase date. Check writing is not available for assets in an IRA. Checks may not be written for amounts below $250. Checks require only one signature unless otherwise indicated. We will return your checks upon request. Note that we may impose a charge for a stop-payment request.

Redemption Fee. The redemption fees for the U.S. Equity Funds and the International and Global Equity Funds are intended to compensate the Funds for the increased expenses to longer-term shareholders and the disruptive effect on the portfolios caused by short-term investments. The redemption fee will be assessed on the NAV of the shares redeemed or exchanged and will be deducted from the redemption proceeds otherwise payable to the shareholder. Each Fund will retain the fee charged.

Other Account Information

Generally, you pay no sales charge to invest in Class R shares of The Montgomery Funds. The minimum initial investment for each Fund is $2,500 ($1,000 for IRAs). The minimum subsequent investment for each Fund is $100. Under certain conditions we may waive these minimums. If you buy shares through a broker or investment adviser, different requirements may apply. All investments must be made in U.S. dollars.

We must receive payment from you within three business days of your purchase. In addition, the Funds and the Distributor each reserve the right to reject all or part of any purchase.

From time to time, Montgomery may close and reopen any of its Funds to new investors at its discretion. If a Fund is closed to new investors, shareholders who maintain the minimum required balance of $2,500 may make additional investments in the Fund. Employer-sponsored retirement plans, if they are already invested in those Funds, may be able to open additional accounts for plan participants. Montgomery may reopen and close any of its Funds to certain types of new shareholders in the future. If a Fund is closed and you redeem your total investment in the Fund, your account will be closed and you will not be able to make any additional investments in the Fund. If you do not own shares of a closed Fund, you may not exchange shares from other Montgomery Funds for shares of that Fund. The Montgomery Funds reserve the right to close or liquidate a Fund at their discretion.

How Fund Shares Are Priced

How and when we calculate the Funds' price or NAV determines the price at which you will buy or sell shares. We calculate a Fund's NAV by dividing the total net value of its assets by the number of outstanding shares. We base the value of the Funds' investments on their market value, usually the last price reported for each security before the close of market that day. A market price may not be available for securities that trade infrequently. Occasionally, an event that affects a security's value may occur after the market closes. This is more likely to happen with foreign securities traded in foreign markets that have different time zones than in the United States. Major developments affecting the prices of those securities may occur after the foreign markets in which such securities trade have closed, but before the Fund calculates its NAV. In this case, Montgomery, subject to the supervision of the Fund's Board of Trustees or Pricing Committee, will make a good-faith estimate of the security's "fair value," which may be higher or lower than security's closing price in its relevant market.

We calculate the NAV of each Montgomery Fund (other than the Fixed-Income and Money Market Funds) after the close of trading on the New York Stock Exchange
(NYSE) every day the NYSE is open. We do not calculate NAVs on days on which the NYSE is closed for trading. Further, we do not calculate the NAVs of the Fixed-Income and Money Market Funds on bank holidays. The Funds may, but do not expect to, determine the NAVs of their shares on any day the NYSE is not open for trading if there is sufficient trading in their portfolio securities on such days. If we receive your order by the close of trading on the NYSE, you can purchase shares at the price calculated for that day. The NYSE usually closes at 4:00 p.m. on weekdays, except for holidays. If your order is received after the NYSE has closed, your shares will be priced at the next NAV we determine after receipt of your order. More details about how we calculate the Funds' NAVs are provided in the Statement of Additional Information.

..    Government Money Market Fund. The price of the Government Money Market Fund is determined at 12 noon Eastern Time every day the NYSE is open, except for bank holidays. If we receive your order by that time, your shares will be priced at the NAV calculated at noon that day. If we receive your order after 12 noon Eastern Time, you will pay the next price we determine after receiving your order. Also, only those orders received by 12 noon Eastern Time will be eligible to accrue any dividend paid for the day of investment.

..    Bank Holidays. On bank holidays we will not calculate the price of the
     Fixed-Income and Money Market Funds, even if the NYSE is open that day. Shares in these Funds will be sold at the next NAV we determine after receipt of your order. Foreign Funds. Several of our Funds invest in securities denominated in foreign currencies and traded on foreign exchanges.

..    To determine their value, we convert their foreign-currency price into U.S.
     dollars by using the exchange rate last quoted by a major bank. Exchange rates fluctuate frequently and may affect the U.S. dollar value of foreign-denominated securities, even if their market price does not change. In addition, some foreign exchanges are open for trading when the U.S. market is closed.

     As a result, a Fund's foreign securities-and its price-may fluctuate during periods when you can't buy, sell or exchange shares in the Fund.

Manage Your Account(s) Online

Our Account Access area offers free, secure, around-the-clock access to your Montgomery Funds account(s). At montgomeryfunds.com shareholders can:

..    Check current account balances

..    View tax summaries

..    Buy, exchange or sell shares

..    Change address of record

..    View the most recent account activity and up to 160 records of account history within the past two years

..    Consent for electronic delivery of regulatory documents

..    View statements

..    Reorder checkbooks

..    Order duplicate statements and tax forms

Access your account(s) online today: Simply click on the Account Access tab and follow the simple steps to create a secure PIN. It takes only a minute.

For your protection this secure area of our site requires the use of browsers with 128-bit encryption. If you are not sure what level of security your browser supports, click on our convenient browser check.

Other Policies

Minimum Account Balances. Due to the cost of maintaining small accounts, we require a minimum Fund account balance of $2,500, with the exception of Retirement accounts (IRAs). If your Fund account balance falls below that amount for any reason, we may ask you to add to your account. If your Fund account balance is not brought up to the minimum or you do not send us other instructions, we may either redeem your shares and send you the proceeds or we may charge you an annual maintenance fee of $10. The fee is payable to the Fund and is designed to offset in part the relatively higher costs of servicing small accounts. The Fund reserves the right to waive the fee. We believe that this policy is in the best interests of all our shareholders.

Expense Limitations. The Manager may reduce its management fees and absorb expenses to maintain total operating expenses (excluding Rule 12b-1 fees, interest, taxes, short sale dividend expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) for each Fund below its previously set operating expense limit. The Investment Management Agreement allows the Manager three fiscal years to recover amounts previously reduced or absorbed, provided the Fund remains within the applicable expense limitation for the fiscal year. The Manager may not request or receive reimbursement of such amounts before payment of the Fund's operating expenses for the current year.

Shareholder Servicing Plan. The Global Long-Short Fund has adopted a Shareholder Servicing Plan, under which the Fund pays Montgomery or its Distributor a shareholder servicing fee at an annual rate of up to 0.25% of the Fund's average daily net assets. The fee is intended to reimburse the recipient for providing or arranging for services to shareholders. The fee may also be used to pay certain brokers, transfer agents and other financial intermediaries for providing shareholder services.

In-Kind Redemptions. When in the judgment of the Manager it is consistent with the best interests of a Fund, an investor may redeem shares of the Fund and receive securities from the Fund selected by the Manager at its sole discretion, provided that such redemption is not expected to affect the Fund's ability to attain its investment objective or otherwise materially affect its operations. For the purposes of redemptions in-kind, the redeemed securities shall be valued at the identical time and in the identical manner as the other portfolio securities for purposes of calculating the net asset value of the Fund's shares.

Uncashed Redemption Checks. If you receive your Fund redemption proceeds or distributions by check (instead of by wire) and it does not arrive within a reasonable period of time, please call us at (800) 572-FUND [3863]. Please note that we are responsible only for mailing redemption or distribution checks and not for tracking uncashed checks or determining why checks are uncashed. If your check is returned to us by the U.S. Postal Service or other delivery service, we will hold it on your behalf for a reasonable period of time. We will not invest the proceeds in any interest-bearing account. No interest will accrue on uncashed distribution or redemption proceeds.

Transaction Confirmation. If you notice any errors on your trade confirmation, you must notify The Montgomery Funds of such errors within 30 days following mailing of that confirmation. The Funds will not be responsible for any loss, damage, cost or expense arising out of any transaction that appears on your confirmation after this 30-day period.

Buying and Selling Shares Through Securities Brokers and Benefit Plan Administrators. You may purchase and sell shares through securities brokers and benefit plan administrators or their subagents. You should contact them directly for information regarding how to invest or redeem through them. They may also charge you service or transaction fees. If you purchase or redeem shares through them, you will receive the NAV calculated after receipt of the order by them (generally, 4:00p.m. Eastern Time) on any day the NYSE is open. If your order is received by them after that time, it will be purchased or redeemed at the next-calculated NAV. Brokers and benefit plan administrators who perform shareholder servicing for the Fund may receive fees from the Funds or Montgomery for providing these services.

Internet and Telephone Transactions

By buying or selling shares over the Internet or the phone, you agree to reimburse the Funds for any expenses or losses incurred in connection with transfers of money from your account. This includes any losses or expenses caused by your bank's failure to honor your debit or act in accordance with your instructions. If your bank makes erroneous payments or fails to make payment after you buy shares, we may cancel the purchase and immediately terminate your Internet or telephone transaction privileges.

The shares you purchase over the Internet or by phone will be priced at the first NAV we determine after receiving your request. You will not actually own the shares, however, until we receive your payment in full. If we do not receive your payment within three business days of your request, we will cancel your purchase. You may be responsible for any losses incurred by a Fund as a result.

Please note that we cannot be held liable for following instructions that we reasonably believe to be genuine. We use the following safeguards to ensure that the instructions we receive are accurate and authentic:

..    Recording certain calls

..    Requiring an authorization number or other personal information not likely to be known by others

..    Sending a transaction confirmation to the investor

The Funds and our Transfer Agent may be held liable for any losses due to unauthorized or fraudulent telephone transactions only if we have not followed these reasonable procedures.

An interruption in transmissions over the Internet generally, or a problem in the transmission of www.montgomeryfunds.com in particular, could result in a delay or interruption in your ability to access our Web site, to place purchase or sale orders with the Funds, to receive certain shareholder information electronically or otherwise to interact with the Funds.

We reserve the right to revoke the transaction privileges of any shareholder at any time if he or she has used abusive language or misused the Internet or phone privileges by making purchases and redemptions that appear to be part of a systematic market-timing strategy.

If you notify us that your address has changed, or you change your address online, we will temporarily suspend your telephone redemption privileges until 30 days after your notification, to protect you and your account. We require that all redemption requests made during this period be in writing with a signature guarantee.

Shareholders may experience delays in exercising Internet and/or telephone redemption privileges during periods of volatile economic or market conditions. In these cases you may want to transmit your redemption request using the automated Star System, via overnight courier or by telegram.

You may discontinue Internet or telephone privileges at any time.

Tax Withholding Information

Be sure to complete the Taxpayer Identification Number (TIN) section of the New Account application. If you don't have a Social Security Number or a TIN, apply for one immediately by contacting your local office of the Social Security Administration or the Internal Revenue Service (IRS). If you do not provide us with a TIN or a Social Security Number, federal tax law may require us to withhold 31% of your taxable dividends, capital-gain distributions, and redemption and exchange proceeds (unless you qualify as an exempt payee under certain rules).

Other rules about TINs apply for certain investors. For example, if you are establishing an account for a minor under the Uniform Gifts to Minors Act, you should furnish the minor's TIN. If the IRS has notified you that you are subject to backup withholding because you failed to report all interest and dividend income on your tax return, you must check the appropriate item on the New Account application. Foreign shareholders should note that any dividends the Funds pay to them may be subject to up to 30% withholding instead of backup withholding.

Identity Verification Procedures Notice

The USA PATRIOT Act requires financial institutions, including mutual funds, to adopt certain policies and programs to prevent money laundering activities, including procedures to verify the identity of customers opening new accounts. When completing a New Account application, you will be required to supply the Fund with information, such as your taxpayer identification number, that will assist the Fund in verifying your identity. Until such verification is made, the Fund may temporarily limit additional share purchases. In addition, the Fund may limit additional share purchases or close an account if it is unable to verify a customer's identity. As required by law, the Fund may employ various procedures, such as comparing the information to fraud databases or requesting additional information or documentation from you, to ensure that the information supplied by you is correct. Your information will be handled by us as discussed in our privacy notice.

Privacy Notice

The Montgomery Funds may collect or capture nonpublic personal information about you from the following sources:

..    The Montgomery Funds New Account application or other forms;

..    Oral conversations with our representatives;

..    Your transactions with us;

..    Electronic sources such as our Web sites or e-mails; and

..    Information about any bank account you use for transfers between your bank account and your Fund accounts, including information provided when effecting wire transfers.

We do not disclose any nonpublic personal information about our customers or former customers to nonaffiliated third parties without the customer's authorization, except as permitted by law or in response to inquiries from governmental authorities. We restrict access to your personal and account information to those employees who need to know that information to provide products and services to you. We also may disclose that information to nonaffiliated third parties (such as the transfer agent or brokers) only as permitted by law and only as needed for us to provide agreed services to you. We maintain physical, electronic and procedural safeguards to guard your nonpublic personal information. Please inform us if you do not want to receive e-mail from our company in the future by sending us an e-mail at feedback@montgomeryasset.com. If you supply us with your postal address online you may receive periodic mailings from us with information on new products and services or upcoming events. If you do not wish to receive such mailings, please let us know by calling 800-572-FUND [3863]. Persons who supply us with their telephone numbers online may receive telephone contact from us with information regarding orders they have placed. If you do not wish to receive such phone calls, again, please let us know by calling 800-572-FUND [3863].

If you have any additional questions or concerns about privacy, our information practices or the confidentiality of personal data transmissions, please contact a shareholder services representative at 800-572-FUND [3863].

After You Invest

Tax Consequences

IRS rules require that the Funds distribute all of their net investment income and capital gains, if any, to shareholders. Capital gains may be taxable at different rates depending on the length of time a Fund holds its assets. We'll inform you about the source of any dividends and capital gains upon payment. After the close of each calendar year, we will advise you of their tax status. The Funds' distributions, whether received in cash or reinvested, may be taxable. Any redemption of a Fund's shares or any exchange of a Fund's shares for another Fund will be treated as a sale, and any gain on the transaction may be taxable.

Additional information about tax issues relating to The Montgomery Funds can be found in our Statement of Additional Information, available for free by calling
(800) 572-FUND [3863]. Consult your tax adviser about the potential tax consequences of investing in the Funds.

Dividends and Distributions

As a shareholder in The Montgomery Funds, you may receive income dividends and capital-gain distributions for which you will owe taxes (unless you invest solely through a tax-advantaged account such as an IRA or a 401(k) plan). Income dividends and capital-gain distributions are paid to shareholders who maintain accounts with each Fund as of its "record date."

If you would like to receive dividends and distributions in cash, indicate that choice on your New Account application. Otherwise, the distributions will be reinvested in additional Fund shares.

If you plan to purchase shares in a Fund, check if it is planning to make a distribution in the near future. Here's why: If you buy shares of a Fund just before a distribution, you'll pay the full price for the shares but receive a portion of your purchase price back as a taxable distribution. This is called "buying a dividend." Unless you hold the Fund in a tax-deferred account, you will have to include the distribution in your gross income for tax purposes, even though you may not have participated in the Fund's appreciation.

Each of the Funds declares and pays income dividends on or about the last business day of each month and capital gains in the last quarter of each calendar year. Following their fiscal year end (June30), the Funds may make additional distributions to avoid the imposition of a tax.

Keeping You Informed

After you invest, you will receive detailed information on our useful services and tools available for investors. During the year we will also send you the following communications:

..    Confirmation statements, mailed after transactions occur in your account

..    Account statements, mailed after the close of each calendar quarter (also available online)

..    Annual and semiannual reports, mailed approximately 60 days after June 30 and December 31

..    1099 tax form, sent by January 31

..    5498 tax form, sent by May 31

..    Annual updated prospectus, mailed to existing shareholders in the fall

To save you money, we will send only one copy of each shareholder report, prospectus and prospectus supplement to your household if you hold accounts under a common ownership or at the same address (regardless of the number of shareholders or accounts at that household or address). We will household all shareholder documents indefinitely; however, if you prefer to continue to receive separate mailings for each shareholder living in your household, please call (800) 572-FUND [3863].

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights tables are intended to help you understand the Funds' performance for the periods shown. The following selected per-share data and ratios were audited by PricewaterhouseCoopers LLP. The audit reports of PricewaterhouseCoopers appear in the 2002 Annual Reports of the Funds. The total return figures in the tables represent the rate an investor would have earned (or lost) on an investment in the relevant Fund (assuming reinvestment of all dividends and distributions).

                                                            Global Long-Short Fund(1)
                                                                         04/01/99-
SELECTED PER-SHARE DATA FOR THE                                          06/30/99                     03/31/98
YEAR OR PERIOD ENDED:                06/30/02   06/30/01(4)   06/30/00     (2)(3)       03/31/99(4)    ((1)(4)
----------------------------------   --------   -----------   --------   ----------     -----------   --------
Net Asset Value - Beginning of
   Period                            $ 13.16     $ 30.80      $ 19.65    $  16.47        $  12.70     $ 10.00
Net investment income/(loss)          (0.19)      (0.16)        (0.60)     (0.06)          (0.05)       0.02
Net realized and unrealized
   gain/(loss) on investments          (2.07)      (8.36)        13.74       3.24            4.92        2.68
Net increase/(decrease) in net
   assets resulting from investment
   operations                          (2.26)      (8.52)        13.14       3.18            4.87        2.70
Dividends from net investment
   income                                 --          --            --         --              --          --
Distributions from net realized
   capital gains                          --       (9.12)        (1.99)        --           (1.10)         --
Distributions from capital                --          --            --         --              --          --
Total distributions                       --       (9.12)        (1.99)        --           (1.10)         --
Net Asset Value - End of Period      $ 10.90     $ 13.16      $  30.80   $  19.65        $  16.47     $ 12.70
                                     =======     =======      ========    =======        ========     =======
Total Return(5)                       (16.79)%    (34.33)%       67.54%     19.61%          39.87%       27.2%
Net assets, end of period (in
   000s)                             $39,822     $90,973      $368,301   $216,300        $ 83,638     $16,579
Ratio of net investment
   income/(loss) to average
   net assets                          (0.80)%     (0.68)%       (1.92)%    (2.30)%(6)      (0.35)       0.65%(6)
Net investment income/(loss)
   before deferral of fees
   by Manager                        $ (0.25)    $ (0.16)     $  (0.60)  $  (0.06)       $  (0.09)    $ (0.05)
Portfolio turnover rate                  425%        143%          204%        43%            226%         84%
Expense ratio including certain
   other expenses(7)                    2.44%       3.05%         3.91%      4.18%(6)        3.40%       2.78%(6)
Expense ratio before deferral
   of fees by Manager, including
   certain other expenses(7)            2.97%       3.05%         3.91%      4.61%(6)        3.79%       5.19%(6)
Expense ratio excluding certain
   other expenses(7)                    2.35%       2.25%         2.06%      2.35%(6)        2.35%       2.35%(6)

----------

(1)  The Global Long-Short Fund commenced operations on December 31, 1997.
(2) On January 29, 1999, the Global Long-Short Fund's Class R shares were issued in exchange for Class A shares.
(3)  The Fund changed its fiscal year end from March 31 to June 30.
(4) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, since the use of the undistributed income method did not accord with the results of operations.
(5)  Total return represents aggregate total return for the periods indicated.
(6)  Annualized.
(7) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS

------------------------------------------------------------------------------------------------

                                                             Growth Fund
                                   -------------------------------------------------------------

SELECTED PER-SHARE DATA FOR THE
YEAR OR PERIOD ENDED:              06/30/02   06/30/01   06/30/00(1)   06/30/99(1)   06/30/98(1)
------------------------------------------------------------------------------------------------
Net Asset Value - Beginning of
   Period                          $  14.66   $  21.11   $  24.34       $  23.68     $    23.07

Net investment income/(loss)           0.06      (0.08)      0.00(2)        0.09           0.17

Net realized and unrealized
   gain/(loss) on investments         (3.30)     (3.84)     (0.04)(3)       2.24           3.51

Net increase/(decrease) in net
   assets resulting from
   investment operations              (3.24)     (3.92)     (0.04)          2.33           3.68

Dividends from net investment
   income                                --         --      (0.18)         (0.10)         (0.15)

Distributions from net
   realized capital gains             (1.45)     (2.53)     (3.01)         (1.57)         (2.92)

Distributions from capital               --         --         --             --             --

Total distributions                   (1.45)     (2.53)     (3.19)         (1.67)         (3.07)

Net Asset Value - End of Period    $   9.97   $  14.66   $  21.11       $  24.34     $    23.68
================================================================================================

Total Return(4)                      (23.80)%   (20.57)%     0.47%         11.41%         17.31%

Net assets, end of period
   (in 000s)                       $162,925   $262,514   $414,632       $669,789     $1,382,874

Ratio of net investment
   income/(loss) to average net
   assets                              0.47%     (0.56)%    (0.02)%         0.46%          0.71%

Net investment income/(loss)
   before deferral of fees by
   Manager                         $   0.05   $  (0.10)  $   0.00(2)    $   0.09     $     0.17

Portfolio turnover rate                 100%        81%        79%            39%            54%

Expense ratio including
   certain other expenses(5)           1.50%      1.43%      1.49%          1.38%          1.20%

Expense ratio before deferral
   of fees by Manager, including
   certain other expenses(5)           1.55%      1.43%      1.49%          1.38%          1.20%

Expense ratio excluding certain
   other expenses(5)                   1.50%      1.42%      1.46%          1.35%          1.19%

----------
(1) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, since the use of the undistributed income method did not accord with results of operations.
(2)  Amount represents less than $0.01 per share.
(3) The amount shown in this caption for each share outstanding throughout the period may not be in accordance with the net realized and unrealized gain/(loss) for the period because of the timing of the purchases and withdrawal of shares in relation to the fluctuating market values of the Fund.
(4)  Total return represents aggregate total return for the periods indicated.
(5) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------

                                                       Mid Cap Fund
                                   --------------------------------------------------------

SELECTED PER-SHARE DATA FOR THE
YEAR OR PERIOD ENDED:              06/30/02    06/30/01   06/30/00   06/30/99   06/30/98(1)
-------------------------------------------------------------------------------------------

Net Asset Value - Beginning of
   Period                          $ 14.61     $  24.85   $  19.80   $  21.89    $  19.00

Net investment income/(loss)         (0.10)       (0.19)     (0.35)     (0.16)      (0.18)

Net realized and unrealized
   gain/(loss) on investments        (3.58)       (1.61)      8.07      (0.80)       4.21

Net increase/(decrease) in net
   assets resulting from
   investment operations             (3.68)       (1.80)      7.72      (0.96)       4.03

Dividends from net investment
   income                               --           --         --         --          --

Distributions from net realized
   capital gains                     (1.24)       (8.44)     (2.67)     (1.13)      (1.14)

Distributions from capital              --           --         --         --          --

Total distributions                  (1.24)       (8.44)     (2.67)     (1.13)      (1.14)

Net Asset Value - End of Period    $  9.69     $  14.61   $  24.85   $  19.80    $  21.89
===========================================================================================

Total Return(2)                     (26.49)%     (11.76)%    42.46%     (4.07)%     22.18%

Net assets, end of period
   (in  000s)                      $98,526     $164,497   $224,944   $382,483    $391,973

Ratio of net investment
   income/(loss) to average net
   assets                            (0.80)%      (1.13)%    (1.19)%    (0.83)%     (0.84)%

Net investment income/(loss)
   before deferral of fees by
   Manager                         $ (0.20)    $  (0.34)  $  (0.45)  $  (0.16)   $  (0.18)

Portfolio turnover rate                143%          68%        63%        76%         24%

Expense ratio including
   certain other expenses(3)          1.50%        1.51%      1.55%      1.66%       1.57%

Expense ratio before deferral
   of fees by Manager, including
   certain other expenses(3)          3.10%        2.32%      1.92%      1.66%       1.57%

Expense ratio excluding certain
   other expenses(3)                  1.50%        1.50%      1.50%      1.66%       1.56%

----------
(1) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, since the use of the undistributed income method did not accord with results of operations.
(2)  Total return represents aggregate total return for the periods indicated.
(3) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                          Mid Cap Focus Fund

SELECTED PER-SHARE DATA FOR THE
YEAR OR PERIOD ENDED:                     06/30/02   06/30/01
-------------------------------------------------------------
Net Asset Value - Beginning of Period     $  8.69    $  10.00

Net investment income/(loss)                (0.02)       0.05

Net realized and unrealized gain/(loss)
   on investments                           (1.49)      (1.33)

Net increase/(decrease) in net assets
   resulting from investment operations     (1.51)      (1.28)

Dividends from net investment income        (0.03)      (0.03)

Distributions from net realized capital
   gains                                       --          --

Distributions from capital                     --          --

Total distributions                         (0.03)      (0.03)

Net Asset Value - End of Period           $  7.15    $   8.69
=============================================================

Total Return(1)                            (17.43)%   (12.86)%

Net assets, end of period (in 000s)       $ 1,264    $ 2,501

Ratio of net investment income/(loss)
   to average net assets                    (0.65)%     0.53%(2)

Net investment income/ (loss) before
   deferral of fees by Manager            $ (0.52)   $ (0.28)

Portfolio turnover rate                       153%       179%

Expense ratio including certain other
   expenses(3)                               1.40%      1.41%(2)

Expense ratio before deferral of fees
   by Manager, including certain other
   expenses(3)                               8.45%      4.28%(2)

Expense ratio excluding certain
   other expenses(3)                         1.40%      1.40%(2)

----------
(1)  Total return represents aggregate total return for the periods indicated.
(2)  Annualized.
(3) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                              Small Cap Fund
                                      ----------------------------------------------------------------
SELECTED PER-SHARE DATA FOR THE
YEAR OR PERIOD ENDED:                 06/30/02   06/30/01(1)   06/30/00      06/30/99(1)   06/30/98(1)
-----------------------------------   --------   -----------   --------      -----------   -----------
Net Asset Value - Beginning of
   Period                             $ 11.85     $ 22.20      $  16.58       $  20.73      $  19.52

Net investment income/(loss)            (0.07)      (0.13)        (0.28)         (0.17)        (0.15)

Net realized and unrealized
   gain/(loss)on investments            (3.08)      (4.43)         5.90          (1.21)         4.33

Net increase/(decrease) in
   net assets resulting from
   investment operations                (3.15)      (4.56)         5.62          (1.38)         4.18

Dividends from net investment
   income                                  --          --            --             --            --

Distributions from net realized
   capital gains                        (0.09)      (5.79)        (0.00)(2)      (2.07)        (2.97)

Distributions in excess of net
   realized capital gains                  --          --            --          (0.70)           --

Distributions from capital                 --          --            --             --            --

Total distributions                     (0.09)      (5.79)        (0.00)(2)      (2.77)        (2.97)

Net Asset Value - End of Period       $  8.61     $ 11.85      $  22.20       $  16.58      $  20.73
                                      =======     =======      ========       ========      ========

Total Return(2)                        (26.68)%    (21.71)%       34.12%         (4.14)%       23.23%

Net assets, end of period (in 000s)   $46,707     $74,297      $102,622       $113,323      $203,437

Ratio of net investment
   income/(loss) to average net
   assets                               (0.68)%     (0.85)%       (1.14)%        (1.09)%       (0.70)%

Net investment income/(loss) before
   deferral of fees by Manager        $ (0.08)    $ (0.13)     $  (0.28)      $  (0.17)     $  (0.15)

Portfolio turnover rate                   152%        117%           93%            71%           69%

Expense ratio including certain
   other expenses(3)                     1.40%       1.36%         1.35%          1.32%         1.24%

Expense ratio before deferral
   of fees by Manager, including
   certain other expenses(3)             1.51%       1.36%         1.35%          1.32%         1.24%

Expense ratio excluding certain
   other expenses(3)                     1.40%       1.35%         1.35%          1.32%         1.24%

----------
(1) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, since the use of the undistributed income method did not accord with results of operations.
(2)  Total return represents aggregate total return for the periods indicated.
(3) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                   U.S. Focus Fund
                                          ---------------------------------
SELECTED PER-SHARE DATA FOR THE
YEAR OR PERIOD ENDED:                     06/30/02   06/30/01   06/30/00(1)
                                          --------   --------   -----------
Net Asset Value - Beginning of Period     $  7.77    $ 11.53     $10.00

Net investment income/(loss)                (0.05)     (0.09)     (0.00)(2)

Net realized and unrealized gain/(loss)
   on investments                           (2.15)     (3.23)      1.53

Net increase/(decrease) in net assets
   resulting from investment operations     (2.20)     (3.32)      1.53

Dividends from net investment income           --         --         --

Dividends in excess of net investment
   income                                      --         --         --

Distributions from net realized capital
   gains                                       --      (0.44)        --

Distributions in excess of net realized
   capital gains                               --         --         --

Distributions from capital                     --         --         --

Total distributions                            --      (0.44)        --

Net Asset Value - End of Period           $  5.57    $  7.77     $11.53
                                          =======    =======     ======

Total Return(3)                            (28.31)%   (29.65)%    15.30%

Net assets, end of period (in 000s)       $   986    $ 1,858     $3,346

Ratio of net investment income/(loss)
   to average net assets                    (0.58)%    (0.75)%    (0.08)%(4)

Net investment income/(loss) before
   deferral of fees by Manager            $ (1.28)   $ (1.33)    $(0.13)

Portfolio turnover rate                       204%       237%       247%

Expense ratio including certain other
   expenses(5)                               1.41%      1.49%      1.40%(4)

Expense ratio before deferral of fees
   by Manager, including certain other
   expenses(5)                              19.93%     13.49%      4.37%(4)

Expense ratio excluding certain other
   expenses(5)                               1.40%      1.40%      1.40%(4)

----------
(1)  The U.S. Focus Fund commenced operations on December 31, 1999.
(2)  Amount represents less than $0.01 per share.
(3)  Total return represents aggregate total return for the periods indicated.
(4)  Annualized.
(5) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                       International Growth Fund
                                      ----------------------------------------------------------
SELECTED PER-SHARE DATA FOR THE
YEAR OR PERIOD ENDED:                 06/30/02   06/30/01   06/30/00(1)   06/30/99   06/30/98(1)
-----------------------------------   --------   --------   -----------   --------   -----------
Net Asset Value - Beginning of
   Period                             $ 12.44    $ 20.52        $18.97    $  18.67    $ 16.24

Net investment income/(loss)            (0.06)     (0.17)        (0.17)       0.09       0.04

Net realized and unrealized
   gain/(loss) on investments           (2.14)     (6.12)         2.11        0.31       3.48

Net increase/(decrease) in net
   assets resulting from investment
   operations                           (2.20)     (6.29)         1.94        0.40       3.52

Dividends from net investment
   income                                  --         --            --          --      (0.02)

Dividends in excess of net
   investment income                       --         --            --          --      (0.00)(2)

Distributions from net realized
   capital gains                           --      (1.79)        (0.39)      (0.10)     (1.07)

Distributions in excess of net
   realized capital gains                  --         --            --          --         --

Distributions from capital                 --         --            --          --         --

Total distributions                        --      (1.79)        (0.39)      (0.10)     (1.09)

Net Asset Value - End of Period       $ 10.24    $ 12.44      $  20.52    $  18.97    $ 18.67
                                      =======    =======      ========    ========    =======

Total Return(3)                        (17.68)%   (32.47)%      10.16%        2.34%     23.27%

Net assets, end of period (in 000s)   $31,878    $54,941      $184,588    $227,287    $64,820

Ratio of net investment
   income/(loss) to average net
   assets                               (0.19)%    (0.48)%       (0.83)%      0.41%      0.22%

Net investment income/(loss) before
   deferral of fees by Manager        $ (0.14)   $ (0.22)     $  (0.18)   $   0.09    $ (0.04)

Portfolio turnover rate                   137%       186%          207%        150%       127%

Expense ratio including certain
   other expenses(4)                     1.65%      1.77%         1.80%       1.66%      1.66%

Expense ratio before deferral of
   fees by Manager, including
   certain other expenses(4)             3.45%      2.36%         1.92%       1.74%      2.13%

Expense ratio excluding certain
   other expenses(4)                     1.65%      1.65%         1.65%       1.65%      1.65%

----------
(1) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, since the use of the undistributed income method did not accord with results of operations.
(2)  Amount represents less than $0.01 per share.
(3)  Total return represents aggregate total return for the periods indicated.
(4) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                           Global Opportunities Fund

SELECTED PER-SHARE DATA FOR THE
YEAR OR PERIOD ENDED:                      06/30/02    06/30/01    06/30/00    06/30/99    06/30/98(1)
---------------------------------------    --------    --------    --------    --------    -----------
Net Asset Value - Beginning of Period       $ 12.74     $ 21.73     $ 19.21     $ 19.19      $ 19.17
Net investment income/(loss)                  (0.16)      (0.18)      (0.24)      (0.12)        0.00(2)
Net realized and unrealized gain/(loss)
   on investments                             (3.37)      (7.64)       4.42        2.56         3.87
Net increase/(decrease) in net assets
   resulting from investment operations       (3.53)      (7.82)       4.18        2.44         3.87
Dividends from net investment income             --          --          --       (0.22)          --
Dividends in excess of net investment
   income                                        --          --          --          --           --
Distributions from net realized capital
   gains                                         --       (1.17)      (1.66)      (2.20)       (3.85)
Distributions in excess of net realized
   capital gains                                 --          --          --          --           --
Distributions from capital                       --          --          --          --           --
Total distributions                              --       (1.17)      (1.66)      (2.42)       (3.85)
Net Asset Value - End of Period             $  9.21     $ 12.74     $ 21.73     $ 19.21      $ 19.19
                                            =======     =======     =======     =======      =======

Total Return(3)                              (27.79)%    (37.25)%     21.46%      15.68%       27.12%
Net assets, end of period (in 000s)         $21,498     $50,001     $85,723     $57,146      $96,412
Ratio of net investment income/(loss)
   to average net assets                      (0.87)%     (1.14)%     (1.20)%     (0.61)%      (0.02)%
Net investment income/(loss) before
   deferral of fees by Manager              $ (0.09)    $ (0.22)    $ (0.26)    $ (0.14)     $  0.00(2)
Portfolio turnover rate                         155%        186%        203%        172%         135%
Expense ratio including certain other
   expenses(4)                                 1.92%       2.00%       1.95%       2.01%        1.96%
Expense ratio before deferral of fees
   by Manager, including certain
   other expenses(4)                           2.55%       2.26%       2.09%       2.40%        2.37%
Expense ratio excluding certain
   other expenses(4)                           1.90%       1.90%       1.90%       1.90%        1.90%

----------
(1) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, since the use of the undistributed income method did not accord with results of operations.
(2)  Amount represents less than $0.01 per share.
(3)  Total return represents aggregate total return for the periods indicated.
(4) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                                   Global Focus Fund

SELECTED PER-SHARE DATA FOR THE
YEAR OR PERIOD ENDED:                      06/30/02   06/30/01(1)   06/30/00(1)   06/30/99(1)   06/30/98(1)
----------------------------------------   --------   -----------   -----------   -----------   -----------
Net Asset Value - Beginning of Period       $ 11.01     $ 22.83      $  22.20      $  20.98      $  20.01
Net investment income/(loss)                  (0.11)      (0.13)        (0.43)        (0.09)         0.12
Net realized and unrealized gain/(loss)
   on investments                             (3.46)      (7.74)         4.17          2.70          2.70
Net increase/(decrease) in net assets
   resulting from investment operations       (3.57)      (7.87)         3.74          2.61          2.82
Dividends from net investment income             --          --            --         (0.24)           --
Dividends in excess of net investment
   income                                        --          --            --         (0.10)           --
Distributions from net realized capital
   gains                                         --       (3.95)        (3.11)        (1.05)        (1.85)
Distributions in excess of net  realized
   capital gains                                 --          --            --            --            --
Distributions from capital                       --          --            --            --            --
Total distributions                              --       (3.95)        (3.11)        (1.39)        (1.85)
Net Asset Value - End of Period             $  7.44     $ 11.01      $  22.83      $  22.20      $  20.98
                                            =======     =======      ========      ========      ========

Total Return(2)                              (32.55)%    (38.40)%       17.14%        13.89%        15.44%
Net assets, end of period (in 000s)         $26,292     $53,354      $115,839      $136,792      $269,667
Ratio of net investment income/(loss)
   to average net assets                      (0.95)%     (0.82)%       (1.87)%       (0.47)%        0.58%
Net investment income/(loss) before
   deferral of fees by Manager              $ (0.19)    $ (0.16)     $  (0.44)     $  (0.09)         0.12
Portfolio turnover rate                         176%        199%          181%          115%          151%
Expense ratio including  certain other
   expenses(3)                                 1.81%       1.82%         2.73%         1.76%         1.81%
Expense ratio before deferral of fees
   by Manager, including certain
   other expenses(3)                           2.29%       2.00%         2.76%         1.76%         1.81%
Expense ratio excluding certain other
   expenses(3)                                 1.80%       1.80%         1.80%         1.73%         1.80%

----------
(1) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, since the use of the undistributed income method did not accord with results of operations.
(2)  Total return represents aggregate total return for the periods indicated.
(3) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                    Global Tech, Telecom and Media Fund(1)

SELECTED PER-SHARE DATA FOR THE
YEAR OR PERIOD ENDED:                     06/30/02    06/30/01    06/30/00    06/30/99   06/30/98(1)
---------------------------------------   --------    --------    --------    --------   -----------
Net Asset Value - Beginning of Period      $ 12.04    $  34.17    $  26.73    $  22.88     $  19.61
Net investment income/(loss)                 (0.08)      (0.18)      (0.35)       0.01        (0.17)
Net realized and unrealized gain/(loss)
   on investments                            (4.68)     (15.60)      14.04        6.35         7.19
Net increase/ (decrease) in net assets
   resulting from investment operations      (4.76)     (15.78)      13.69        6.36         7.02
Dividends from net investment income            --          --          --          --           --
Dividends in excess of net investment
   income                                       --          --          --          --           --
Distributions from net realized capital
   gains                                        --       (6.35)      (6.25)      (2.51)       (3.75)
Distributions in excess of net realized
   capital gains                                --          --          --          --           --
Distributions from capital                      --          --          --          --           --
Total distributions                             --       (6.35)      (6.25)      (2.51)       (3.75)
Net Asset Value - End of Period            $  7.28    $  12.04    $  34.17    $  26.73     $  22.88
                                           =======    ========    ========    ========     ========

Total Return(3)                             (39.54)%    (52.92)%     51.53%      31.66%       45.45%
Net assets, end of period (in 000s)        $82,514    $173,624    $498,516    $354,730     $267,113
Ratio of net investment income/(loss)
   to average net assets                     (0.71)%     (0.87)%     (1.01)%      0.02%       (0.85)%
Net investment income/(loss) before
   deferral of fees by Manager             $ (0.08)   $  (0.18)   $  (0.35)   $   0.01     $  (0.17)
Portfolio turnover rate                        137%        143%        186%        146%          80%
Expense ratio including certain
   other expenses(4)                          1.90%       1.69%       1.49%       1.69%        1.93%
Expense ratio before deferral of fees
   by Manager, including certain
   other expenses(4)                          1.94%       1.69%       1.49%       1.69%        1.93%
Expense ratio excluding certain
   other expenses(4)                          1.90%       1.69%       1.47%       1.68%        1.90%

----------
(1)  Formerly Global Communications Fund.
(2) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, since the use of the undistributed income method did not accord with results of operations.
(3)  Total return represents aggregate total return for the periods indicated.
(4) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                             Emerging Markets Fund
                                          -----------------------------------------------------------
SELECTED PER-SHARE DATA FOR THE
YEAR OR PERIOD ENDED:                     06/30/02    06/30/01(1)   06/30/00(1)   06/30/99   06/30/98
-------------------------------           --------    -----------   -----------   --------   --------
Net Asset Value - Beginning of Period     $   8.92     $  12.04      $  10.24     $   9.86   $  16.85
Net investment income/(loss)                  0.02         0.01         (0.12)        0.92       0.07
Net realized and unrealized gain/(loss)
   on investments                            (0.30)       (3.13)         1.92        (0.54)     (6.58)
Net increase/ (decrease) in net assets
   resulting from investment operations      (0.28)       (3.12)         1.80         0.38      (6.51)
Dividends from net investment income            --           --            --           --      (0.15)
Dividends in excess of net investment
   income                                       --           --            --           --         --
Distributions from net realized capital
   gains                                        --           --            --           --      (0.33)
Distributions in excess of net realized
   capital gains                                --           --            --           --         --
Distributions from capital                      --           --            --           --         --
Total distributions                             --           --            --           --      (0.48)
Net Asset Value - End of Period           $   8.64     $   8.92      $  12.04     $  10.24   $   9.86
                                          ========     ========      ========     ========   ========
Total Return(2)                              (3.14)%     (25.91)%       17.58%        3.85%    (39.20)%
Net assets, end of period (in 000s)       $134,622     $166,948      $290,505     $344,907   $758,911
Ratio of net investment income/(loss)
   to average net assets                      0.27%        0.12%        (1.03)%       0.01%      0.55%
Net investment income/(loss) before
   deferral of fees by Manager            $  (0.05)    $  (0.04)     $  (0.13)    $   0.96   $   0.07
Portfolio turnover rate                         95%          97%          113%          86%        97%
Expense ratio including certain other
   expenses(3)                                1.95%        1.98%         2.29%        2.05%      1.65%
Expense ratio before deferral of fees
   by Manager, including certain
   other expenses(3)                          2.82%        2.46%         2.45%        2.15%      1.65%
Expense ratio excluding certain other
   expenses(3)                                1.90%        1.90%         1.90%        1.90%      1.60%

----------
(1) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, since the use of the undistributed income method did not accord with results of operations.
(2)  Total return represents aggregate total return for the periods indicated.
(3) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                               Emerging Markets Focus Fund
                                          ---------------------------------------------------------------------
SELECTED PER-SHARE DATA FOR THE                                            04/01/99-                   03/31/98
YEAR OR PERIOD ENDED:                     06/30/02   06/30/01   6/30/00   06/30/99(2)   03/31/99(1)     (3)(1)
-------------------------------           --------   --------   -------   -----------   -----------   ---------
Net Asset Value - Beginning of Period      $ 14.00    $ 16.57    $13.15    $ 9.63         $ 11.43     $10.00
Net investment income/(loss)                  0.07       0.20      0.19      0.04            0.12       0.27
Net realized and unrealized gain/(loss)
   on investments                             0.44      (2.73)     3.47      3.48           (1.76)      1.16
Net increase/ (decrease) in net assets
   resulting from investment                  0.51      (2.53)     3.66      3.52           (1.64)      1.43
   operations
Dividends from net investment income         (0.10)     (0.04)    (0.16)       --           (0.16)        --
Dividends in excess of net investment
   income                                       --         --     (0.08)       --              --         --
Distributions from net realized capital
   gains                                        --         --        --        --              --         --
Distributions in excess of net realized
   capital gains                                --         --        --        --              --         --
Distributions from capital                      --         --        --        --              --         --
Total distributions                          (0.10)     (0.04)    (0.24)       --           (0.16)        --
Net Asset Value - End of Period            $ 14.41    $ 14.00    $16.57    $13.15         $  9.63     $11.43
                                           =======    =======    ======    ======         =======     ======
Total Return(4)                               3.80%    (15.26)    27.91%    36.55%         (14.04)     14.40%
Net assets, end of period (in 000s)        $22,974    $10,156    $4,725    $2,551         $ 1,655     $1,789
Ratio of net investment income/ (loss)
   to average net assets                      0.60%      1.68%     0.66%     0.05%(5)        1.24%     10.46%(5)
Net investment income/(loss) before
   deferral of fees by Manager             $ (0.21)   $ (0.15)   $(0.79)   $(0.10)        $ (0.52)    $(0.07)
Portfolio turnover rate                        206%       182%      264%      200%            437%        71%
Expense ratio including certain other
   expenses(6)                                1.59%      1.72%     1.62%     1.73%(5)        2.10%      2.10%(5)
Expense ratio before deferral of fees
   by Manager, including certain
   other expenses(6)                          4.66%      4.37%     6.15%     8.82%(5)        8.68%     15.34%(5)
Expense ratio excluding certain
   other expenses(6)                          1.47%      1.60%     1.60%     1.73%(5)        2.10%      2.10%(5)

----------
(1) Per-share numbers have been calculated using the average share method, which more appropriately represents the per--share data for the period, since the use of the undistributed income method did not accord with results of operations.
(2)  The Fund changed its year end from March 31 to June 30.
(3)  The Emerging Markets Focus Fund commenced operations on December 31, 1997.
(4)  Total return represents aggregate total return for the periods indicated.
(5)  Annualized.
(6) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                          Total Return Bond Fund
                                          -------------------------------------------------------
SELECTED PER-SHARE DATA FOR THE
YEAR OR PERIOD ENDED:                     06/30/02   06/30/01   06/30/00   06/30/99   06/30/98(1)
-------------------------------           --------   --------   --------   --------   -----------
Net Asset Value - Beginning of Period      $ 11.85    $ 11.33    $ 11.66    $ 12.44    $ 12.00
Net investment income/(loss)                  0.43       0.70       0.77       0.73       0.72
Net realized and unrealized gain/(loss)
   on investments                             0.36       0.52      (0.20)     (0.35)      0.56
Net increase/(decrease) in net assets
   resulting from investment                  0.79       1.22       0.57       0.38       1.28
   operations
Dividends from net investment income         (0.45)     (0.70)     (0.75)     (0.73)     (0.72)
Dividends in excess of net investment
   income                                       --         --         --      (0.01)        --
Distributions from net realized capital
   gains                                     (0.22)        --         --      (0.42)     (0.12)
Distributions in excess of net realized
   capital gains                                --         --      (0.15)        --      (0.00)(2)
Distributions from capital                      --         --         --         --         --
Total distributions                          (0.67)     (0.70)     (0.90)     (1.16)     (0.84)
Net Asset Value - End of Period            $ 11.97    $ 11.85    $ 11.33    $ 11.66    $ 12.44
                                           =======    =======    =======    =======    =======
Total Return(3)                               8.81%     11.06%      4.96%      3.20%     10.92%
Net assets, end of period (in 000s)        $38,841    $31,788    $28,112    $38,476    $77,694
Ratio of net investment income/(loss)
   to average net assets                      5.38%      6.02%      6.78%      5.88%      5.81%
Net investment income/(loss)
   before deferral of fees by              $  0.40    $  0.63    $  0.75    $  0.72    $  0.71
   Manager
Portfolio turnover rate                        193%       449%       176%       158%       390%
Expense ratio including certain
   other expenses(4)                          0.71%      0.95%      0.80%      1.16%      1.29%
Expense ratio before deferral of fees
   by Manager, including certain
    other expenses(4)                         1.42%      1.59%      1.13%      1.25%      1.34%
Expense ratio excluding certain
   other expenses(4)                          0.70%      0.70%      0.70%      0.70%      0.70%

----------
(1)  The Total Return Bond Fund commenced operations on June 30, 1997.
(2)  Amount represents less than $0.01 per share.
(3)  Total return represents aggregate total return for the periods indicated.
(4) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                      Short Duration Government Bond Fund
                                          ----------------------------------------------------------
SELECTED PER-SHARE DATA FOR THE
YEAR OR PERIOD ENDED:                     06/30/02   06/30/01(1)   06/30/00(1)   06/30/99   06/30/98
-------------------------------           --------   -----------   -----------   --------   --------
Net Asset Value - Beginning of Period     $  10.20    $   9.90      $  10.04     $  10.14   $  9.99
Net investment income/(loss)                  0.46        0.58          0.58         0.53      0.57
Net realized and unrealized gain/(loss)
   on investments                             0.22        0.30         (0.14)       (0.05)     0.16
Net increase/(decrease) in net assets
   resulting from investment                  0.68        0.88          0.44         0.48      0.73
   operations
Dividends from net investment income         (0.49)      (0.58)        (0.57)       (0.51)    (0.56)
Dividends in excess of net investment
   income                                       --          --         (0.01)       (0.02)       --
Distributions from net realized capital
   gains                                     (0.13)         --            --           --     (0.02)
Distributions in excess of net realized
   capital gains                                --          --            --        (0.05)       --
Distributions from capital                      --          --            --           --        --
Total distributions                          (0.62)      (0.58)        (0.58)       (0.58)    (0.58)
Net Asset Value - End of Period           $  10.26    $  10.20      $   9.90     $  10.04   $ 10.14
                                          ========    ========      ========     ========   =======

Total Return(2)                               6.80%       9.09%         4.55%        4.82%     7.56%
Net assets, end of period (in 000s)       $449,648    $267,444      $171,879     $154,365   $66,357
Ratio of net investment income/(loss)
   to average net assets                      4.38%       5.70%         5.84%        5.21%     5.83%
Net investment income/(loss) before
   deferral of fees by Manager            $   0.39    $   0.53      $   0.56     $   0.48   $  0.51
Portfolio turnover rate                        400%        245%          188%         199%      502%
Expense ratio including certain other
   expenses(3)                                0.87%       1.68%         1.11%        1.35%     1.15%
Expense ratio before deferral of fees
   by Manager, including certain
   other expenses(3)                          1.53%       2.46%         1.61%        1.85%     1.73%
Expense ratio excluding certain
   other expenses(3)                          0.60%       0.60%         0.63%        0.62%     0.28%

----------
(1) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, since the use of the undistributed income method did not accord with results of operations.
(2)  Total return represents aggregate total return for the periods indicated.
(3) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                         Government Money Market Fund
                                          ----------------------------------------------------------
SELECTED PER-SHARE DATA FOR THE
YEAR OR PERIOD ENDED:                     06/30/02     06/30/01     06/30/00     06/30/99     06/30/98
-------------------------------           --------     --------     --------     --------     --------
Net Asset Value - Beginning of Period     $   1.00     $   1.00     $   1.00     $   1.00     $   1.00

Net investment income/(loss)                 0.021        0.055        0.054        0.047        0.052
Net realized and unrealized gain/(loss)
   on investments                            0.000(1)     0.000(1)     0.000(1)     0.000(1)     0.000(1)
Net increase/ (decrease) in net assets
   resulting from investment
   operations                                0.021        0.055        0.054        0.047        0.052
Dividends from net investment income        (0.021)      (0.055)      (0.054)      (0.047)      (0.052)
Dividends in excess of net investment
   income                                       --           --           --           --           --
Distributions from net realized capital
   gains                                        --           --           --           --           --
Distributions in excess of net realized
   capital gains                                --           --           --           --           --
Distributions from capital                      --           --           --           --           --
Total distributions                         (0.021)      (0.055)      (0.054)      (0.047)      (0.052)
Net Asset Value - End of Period           $   1.00     $   1.00     $   1.00     $   1.00     $   1.00
                                          ========     ========     ========     ========     ========
Total Return(2)                               2.16%        5.64%        5.49%        4.81%        5.27%
Net assets, end of period (in 000s)       $239,690     $774,203     $794,632     $575,387     $724,619
Ratio of net investment income/(loss)
   to average net assets                      2.31%        5.56%        5.41%        4.71%        5.15%
Net investment income/(loss) before
   deferral of fees by Manager            $  0.021     $  0.055     $  0.054     $  0.047     $  0.052
Portfolio turnover rate                         --           --           --           --           --
Expense ratio including certain
   other expenses(3)                          0.49%        0.45%        0.46%        0.50%        0.53%
Expense ratio before deferral of fees
   by Manager, including certain
   other expenses(3)                          0.53%        0.45%        0.46%        0.50%        0.48%
Expense ratio excluding certain
   other expenses(3)                          0.49%        0.45%        0.46%        0.50%        0.53%

----------
(1)  Amount represents less than $0.001 per share.
(2)  Total return represents aggregate total return for the periods indicated.
(3) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

You can find more information about The Montgomery Funds' investment policies in the Statement of Additional Information (SAI), incorporated by reference in, and therefore legally a part of, this prospectus, which is available free of charge.

To request a free copy of the SAI, call us at (800) 572-FUND [3863]. You can review and copy further information about The Montgomery Funds, including the SAI, at the Securities and Exchange Commission's (SEC's) Public Reference Room in Washington, D.C. To obtain information on the operation of the Public Reference Room please call (202) 942-8090. Reports and other information about The Montgomery Funds are available through the SEC's Web site at www.sec.gov. You can also obtain copies of this information, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC, Washington, D.C., 20549-0102, or e-mailing the SEC at publicinfo@sec.gov.

You can also find further information about The Montgomery Funds in our annual and semiannual shareholder reports, which discuss the market conditions and investment strategies that significantly affected each Fund's performance during the previous fiscal period. To request a free copy of the most recent annual or semiannual report, call us at (800) 572-FUND [3863].

Corporate Headquarters:
The MONTGOMERY Funds
101 California Street
San Francisco, CA 94111-9361

                                                                  [LOGO]
                                                        The MONTGOMERY Funds(SM)
                                                            Invest wisely.(R)
                                                         (800) 572-FUND [3863]
                                                         www.montgomeryfunds.com

                                                        SEC File Nos.:  811-6011
                                                                        811-8064

[LOGO] Invest wisely.(R)

     GUIDED BY DEEP GLOBAL PERSPECTIVE,

        Montgomery is distinguished as an innovative investment management firm. Our scasoned experts are dedicated to the goal of exceptional investment performance through disciplined growth strategies.

     By empowering investors with access to our experience and insight, we help you

                                Invest wisely.(R)
                                          Funds Distributor, Inc. 10/02 238/2448

                              The Montgomery Funds

                      Supplement dated January 22, 2003 to
                       Prospectuses dated October 31, 2002

The Board of Trustees of The Montgomery Funds has appointed, effective as of January 20, 2003, Wells Capital Management Incorporated ("Wells Capital"), a wholly-owned subsidiary of Wells Fargo & Company ("Wells Fargo"), as the interim investment adviser to certain Montgomery U.S. Fixed Income, U.S. Equity, International Growth and Emerging Markets Funds, which are listed below. Wells Capital is an experienced mutual fund investment manager and currently manages approximately $106 billion in assets. For several of these Funds, the portfolio management teams have not changed, although the investment professionals have moved from Montgomery Asset Management, LLC ("MAM") to Wells Capital. For several other of these Funds, there have been some changes to the portfolio management personnel.

Funds advised by Wells Capital with no change in portfolio manager:
..    Montgomery Mid Cap Fund
..    Montgomery Small Cap Fund
..    Montgomery Government Money Market Fund
..    Montgomery Total Return Bond Fund
..    Montgomery Short Duration Government Bond Fund
..    Montgomery Emerging Markets Fund
..    Montgomery Emerging Markets Focus Fund
..    Montgomery Global Tech, Telecom and Media Fund
..    Montgomery Institutional Series: Emerging Markets Portfolio

Funds advised by Wells Capital with a new portfolio manager (see below for information on portfolio managers):
..    Montgomery Growth Fund
..    Montgomery International Growth Fund

The Board of Trustees of The Montgomery Funds also has appointed, effective as of January 20, 2003:

..    Gartmore Global Asset Management Trust ("GGAMT") and Gartmore Mutual Fund
     Capital Trust ("GMFCT"), each a member of the Gartmore Group, the global asset management arm of Nationwide(R) Mutual Insurance Company, as the interim investment adviser to two Montgomery Global Equity Funds and an Alternative Investment Fund (the "Gartmore Montgomery Funds") listed below;
..    Gartmore Global Partners ("GGP"), another member of the Gartmore Group
     (GGP, GGAMT, and GMFCT collectively referred to as "Gartmore"), as the interim subadviser to two of the Gartmore Montgomery Funds, as listed below; and
..    SSI Investment Management, Inc. ("SSI"), as the interim subadviser to one of the Gartmore Montgomery Funds, as listed below.

Gartmore is an experienced investment adviser and, together with its affiliated advisers, collectively manages approximately $72 billion in institutional and mutual fund assets. SSI, an investment management firm not affiliated with the Gartmore Group, manages approximately $950 million in institutional and mutual fund assets.

Funds advised by Gartmore, all under new portfolio managers (see below for information on portfolio managers):
..    Montgomery Global Opportunities Fund
        (GGAMT will be the interim adviser; GGP will be the interim subadviser)
..    Montgomery Global Focus Fund
        (GGAMT will be the interim adviser; GGP will be the interim subadviser)
..    Montgomery Global Long-Short Fund
        (GMFCT will be the interim adviser; SSI will be the interim subadviser)

In the next few months, the shareholders of each affected Montgomery Fund will receive a proxy statement seeking shareholder approval of new investment advisory arrangements and the reorganization of the Montgomery Fund into either a corresponding Wells Fargo-managed fund or a corresponding Gartmore-managed fund, as appropriate. Wells Fargo and Gartmore are not affiliated with each other.

Please note that (a) the shareholder approval for each Wells Capital advisory agreement and each reorganization of a Montgomery Fund into a corresponding Wells Capital-managed fund and (b) the shareholder approval for each Gartmore advisory agreement and each reorganization of a Montgomery Fund into a corresponding Gartmore-managed fund will be solicited pursuant to separate proxy statements. In other words, some Montgomery Fund shareholders will receive two different proxy statements and be asked to vote each proxy card received.

Should these Montgomery Fund reorganizations be approved by shareholders, it is expected that investment advisory and fund administration responsibilities for the Montgomery Funds now advised by Wells Capital will be transferred to Wells Fargo Funds Management, LLC, a wholly-owned subsidiary of Wells Fargo, and that sub-advisers for these Funds, including Wells Capital, will be responsible for day-to-day portfolio management. Those shareholder servicing and fund administration responsibilities for the Montgomery Funds now advised by Gartmore will be transferred to affiliates of Gartmore. The transfers of these responsibilities are expected to occur by the end of the second quarter of 2003.

The Board of Trustees and MAM are working with Wells Fargo and Gartmore and their respective affiliates to ensure continuity of fund administration and shareholder servicing throughout this transition period.

Montgomery Global Long-Short Fund
On or about February 6, 2003, the Montgomery Global Long-Short Fund will undergo the following changes, all of which have been previously approved by shareholders:

     . The Fund's investment universe will be narrowed from global and U.S. instruments to U.S. instruments only.

     .    The Fund's new benchmark will be the S&P 500 Index.
     . The Fund will implement a new investment process which combines positions in S&P 500 Index instruments, such as index swaps and futures, with a primarily market-neutral exposure in individual long and short positions in U.S. equity securities.
     . The Fund will be sub-advised by SSI, an adviser specializing in managing long-short portfolios.
     . Until the Gartmore reorganization of this Fund is completed, the Fund will use the name: "Montgomery Partners Long-Short Equity Plus Fund."

As a result of these changes, it is anticipated that the Fund's portfolio will be rebalanced during the next few weeks.

Montgomery Global Focus Fund

Effective January 22, 2003, the Class B and Class C shares of the Montgomery Global Focus Fund are closed to new investments.

New Portfolio Management Personnel

Effective January 20, 2003, the following personnel began managing the assets of certain Montgomery Funds. Their investment backgrounds are set forth below.

     Montgomery Growth Fund
     Deborah J. Meacock, CFA

     Ms. Meacock is the portfolio manager of the Montgomery Growth Fund. Since 2001, she has been the portfolio manager of the Wells Fargo Growth Fund. Ms. Meacock is the Managing Director of Wells Capital's large cap growth team. Ms. Meacock has been a portfolio manager with Wells Capital Management and Norwest Investment Management, Inc. since 1993. Ms. Meacock earned her undergraduate degree in Education and French from Oxford University in England.

     Montgomery International Growth Fund
     Sabrina Yih, CFA

     Ms. Yih is the portfolio manager of the Montgomery International Growth Fund. Since 2001, Ms. Yih has served as the portfolio manager for the Wells Fargo Diversified Equity Fund, the Wells Fargo Growth Equity Fund, and the Wells Fargo International Equity Fund. From 1997 to 2001, Ms. Yih was a portfolio manager at the Columbia Management Company, the adviser to the Columbia International Fund. Ms. Yih's focus was on investing in Europe and Asia (excluding Japan). Ms.Yih received a B.A. degree in Economics from Mount Holyoke College, magna cum laude, and an M.B.A. degree from Northwestern University. She is a member of the Association of Investment Management and Research (AIMR).

     Montgomery Global Opportunities and Global Focus Funds
     Neil Rogan.

     Mr. Rogan is the portfolio manager of the Montgomery Global Opportunities and Global Focus Fund. Mr. Rogan leads Gartmore's Global Equities team. He is also the portfolio manager of the Gartmore Variable Insurance Trust ("GVIT") and Gartmore Mutual Funds ("GMF") Worldwide Leaders Funds. Mr. Rogan has been with Gartmore since 1997. Mr. Rogan has an undergraduate degree in Economics from Cambridge University in England.

     Montgomery Global Long-Short Fund
     Christopher Baggini, CFA Charterholder
     From January 20, 2003, until SSI begins managing the Fund's assets in early February, the Montgomery Global Long-Short Fund's portfolio manager will be Christopher Baggini. Mr. Baggini joined Gartmore in 2000 and manages the GMF and GVIT Growth Funds and the GMF and GVIT U.S. Growth Leaders Funds. Prior to joining Gartmore, Mr. Baggini worked at Allied Investment Advisors, where he managed the ARK Capital Growth Fund for five years. Mr. Baggini received a B.A. degree in Economics, cum laude, from Fairfield University, and an M.B.A. degree in Finance from New York University.

Additional Information

Wells Capital is located at 525 Market Street, 10th Floor, San Francisco, CA 94105.

GGAMT, GMFCT, and GGP are located at 1200 River Road, Conshohocken, PA 19428.

SSI is located at 357 North Canyon Drive, Beverly Hills, CA 90210.

                              The Montgomery Funds

                      Supplement dated December 11, 2002 to
                       Prospectuses dated October 31, 2002

Montgomery Asset Management, LLC ("MAM"), the investment adviser to The Montgomery Funds, and Wells Fargo & Company ("Wells Fargo") have entered into an agreement whereby Wells Fargo will acquire certain parts of MAM's advisory business. Subject to further review and approvals by the Board of Trustees of The Montgomery Funds, it is presently contemplated that Wells Capital Management Incorporated ("Wells Capital"), a wholly-owned subsidiary of Wells Fargo, will assume portfolio management of the Montgomery U.S. Fixed Income, U.S. Equity, International Growth and Emerging Markets Funds listed below. It is expected that the portfolio management teams for the U.S. Fixed Income, U.S. Small-Cap, U.S. Mid-Cap Equity and Emerging Markets Funds will be moving to Wells Capital and will remain the same. Following the transfer of portfolio management responsibility, it is expected that the Montgomery Funds listed below will be reorganized into the Wells Fargo fund family. Wells Capital is an experienced mutual fund investment manager and currently manages approximately $106 billion in assets.

The portfolio management of the following Montgomery Funds is expected to transition to Wells Capital coincident with the close of the purchase transaction referenced above, which is expected to occur in December 2002 or January 2003. As noted above, in most cases the portfolio management teams will be the same.

     .    Montgomery Growth Fund
     .    Montgomery Mid Cap Fund
     .    Montgomery Small Cap Fund
     .    Montgomery Global Tech, Telecom and Media Fund
     .    Montgomery Government Money Market Fund
     .    Montgomery Total Return Bond Fund
     .    Montgomery Short Duration Government Bond Fund
     .    Montgomery International Growth Fund
     .    Montgomery Emerging Markets Fund
     .    Montgomery Emerging Markets Focus Fund
     .    Montgomery Institutional Series: Emerging Markets Portfolio

The Board of Trustees of The Montgomery Funds has preliminarily determined that Gartmore Global Partners, a member of Gartmore Group, the global asset management arm of Nationwide(R) Mutual Insurance Company, or one of its advisory affiliates ("Gartmore"), will assume portfolio management of the Montgomery Global Equity and Alternative Investments Funds listed below. Gartmore's assumption of management responsibility for these Funds is expected to occur in January 2003, subject to further review and approval by the Montgomery Trustees and to the satisfactory completion of due diligence by Gartmore. Gartmore is an experienced investment adviser and, together with its affiliated advisers, collectively manages approximately $72 billion in institutional and mutual fund assets.

     .    Montgomery Global Long-Short Fund
     .    Montgomery Global Opportunities Fund
     .    Montgomery Global Focus Fund

Montgomery shareholders will receive more detailed information in the next several weeks and, if the necessary approvals of the arrangements described above are obtained as currently expected, a proxy statement seeking shareholder approval of the proposed changes (which in some cases may involve reorganizations into existing Wells Fargo or Gartmore-managed funds) will be sent to shareholders of each affected fund sometime in January or February of 2003.

Should the management changes and reorganizations occur, it is expected that shareholder servicing and fund administration responsibilities for the Funds to be managed by Wells Fargo will be transferred to Wells Fargo Funds Management, LLC, a wholly-owned subsidiary of Wells Fargo and those responsibilities for the Funds to be managed by Gartmore will be transferred to affiliates of Gartmore. The transfers of these responsibilities are expected to occur by the end of the second quarter of 2003.

The Trustees and MAM are working together with Wells Fargo and Gartmore and their affiliates to ensure continuity of fund administration and shareholder servicing throughout the transition period.

Certain very small Montgomery Funds are being liquidated. These Funds, which are now closed to new purchases, are the Montgomery U.S. Focus Fund, the Montgomery Mid Cap Focus Fund, and the Montgomery Institutional Series: International Growth Portfolio. The assets of these three Funds will be returned to shareholders on or before December 30, 2002. Assets held in IRAs may be exchanged into the Montgomery Government Money Market Fund.

Additionally, Class A, Class B and Class C shares of the Montgomery Government Money Market Fund, are closed to new purchases and are being liquidated. The assets of these three share classes will be returned to shareholders on or before December 30, 2002. Class R shares of the Government Money Market Fund will remain open.

F. Scott Tuck has resigned as a Trustee of The Montgomery Funds. Mr. Tuck continues to serve as Chairman and Chief Executive Officer of MAM.

Effective December 2, 2002, the portfolio managers for the Montgomery Global Long-Short Fund are Oscar Castro and S. Bob Rezaee. The investment backgrounds of Mr. Castro and Mr. Rezaee are set forth below:

Oscar Castro, Senior Portfolio Manager

Mr. Castro has managed the Montgomery Global Opportunities Fund and co-managed the Montgomery Global Tech, Telecom and Media Fund since their inception in 1993. He has managed the Montgomery International Growth Fund since its launch in 1995. In addition, Mr. Castro has managed the Montgomery Global Focus Fund since 2000. Prior to joining Montgomery in 1993, Mr. Castro was vice president and portfolio manager at

G.T. Capital Management, where he helped launch and manage mutual funds specializing in global telecommunications and Latin America. Prior to that he was a founder and co-manager of the Common Goal World Fund, a global equity partnership. Mr. Castro holds a M.B.A. degree in Finance from Drexel University in Pennsylvania and a B.S. degree in Chemical Engineering from Simon Bolivar University in Venezuela.

S. Bob Rezaee, Portfolio Manager

Mr. Rezaee has led the technology research efforts for Montgomery's global and international team since 1998. He has been responsible for analysis of the technology investments of the Global Long-Short Fund since 2000. Mr. Rezaee has been the portfolio manager of the Commerzbank ADIG US Technology Fund (a fund available to foreign investors only) since its inception in 2000. Prior to joining Montgomery in 1998, he spent five years at Dresdner RCM Global Investors as a technology research analyst. Prior to that, he worked as a Senior Financial Analyst for both The Gap Inc. and Chevron. Mr. Rezaee began his investment career in 1993. Mr. Rezaee holds a B.B.A. degree in both Accounting and Finance from Texas Tech University.